                                                                    Exhibit 4.17

                           EARLE M. JORGENSEN COMPANY


                                       TO


                              THE BANK OF NEW YORK


                              --------------------


                                    Indenture


                            Dated as of May 22, 2002


                              ---------------------


                                  $250,000,000

                           9 3/4% Senior Secured Notes

                                    due 2012

                           EARLE M. JORGENSEN COMPANY

               Reconciliation and tie between Trust Indenture Act of 1939, as amended and Indenture, dated as of May 22, 2002

Trust Indenture                                                                 Indenture Section
  Act Section

(S) 310(a)(1) ....................................................................    608
       (a)(2) ....................................................................    608
       (a)(4) ....................................................................    608
       (a)(5) ....................................................................    608
       (b) .......................................................................    609
(S) 311(a) .......................................................................    611
       (b) .......................................................................    611
       (b)(2) ....................................................................    611
(S) 312 ..........................................................................    218
(S) 313(a) .......................................................................    219
       (b) .......................................................................    219
       (c) .......................................................................    219
       (d) .......................................................................    219
(S) 314(a)(4) ....................................................................    314
       (c)(1) ....................................................................    1201
       (c)(2) ....................................................................    1201
       (c)(3) ....................................................................    1201
       (e) .......................................................................    1201
(S) 315(b) .......................................................................    602
(S) 316(a)(last sentence) ........................................................    101
       (a)(1)(A) .................................................................    902, 912
       (a)(1)(B) .................................................................    913
       (b) .......................................................................    908
       (c) .......................................................................    1203
(S) 317(a)(1) ....................................................................    903
       (a)(2) ....................................................................    904
       (b) .......................................................................    403
(S) 318(a) .......................................................................    1210

* This Reconciliation and tie sheet shall not, for any purpose, be decreed to be a part of this Indenture.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE ...............................................     1
   SECTION 101. Definitions ........................................................................     1
   SECTION 102. Incorporation by Reference of TIA ..................................................    23
ARTICLE II THE NOTES ...............................................................................    23
   SECTION 201. Forms ..............................................................................    23
   SECTION 202. Restrictive Legends ................................................................    24
   SECTION 203. Title and Terms ....................................................................    26
   SECTION 204. Denominations ......................................................................    27
   SECTION 205. Execution, Authentication, Delivery and Dating .....................................    27
   SECTION 206. Temporary Notes ....................................................................    29
   SECTION 207. Mutilated, Destroyed, Lost and Stolen Notes ........................................    29
   SECTION 208. Payment of Interest; Interest Rights Preserved .....................................    30
   SECTION 209. Persons Deemed Owners ..............................................................    31
   SECTION 210. Cancellation .......................................................................    31
   SECTION 211. Computation of Interest ............................................................    31
   SECTION 212. Book-Entry Provisions for Global Notes .............................................    31
   SECTION 213. Registration, Registration of Transfer and Exchange ................................    32
   SECTION 214. Transfer Provisions ................................................................    34
   SECTION 215. Form of Regulation S Certificate ...................................................    40
   SECTION 216. Form of Rule 144A Certificate ......................................................    40
   SECTION 217. CUSIP Numbers ......................................................................    40
   SECTION 218. Disclosure of Names and Addresses of Holders .......................................    40
   SECTION 219. Reports by Trustee .................................................................    40
ARTICLE III REDEMPTION OF NOTES ....................................................................    41
   SECTION 301. Optional Right of Redemption .......................................................    41
   SECTION 302. Applicability of Article ...........................................................    41
   SECTION 303. Election to Redeem; Notice to Trustee ..............................................    41
   SECTION 304. Selection by Trustee of Notes to Be Redeemed .......................................    41
   SECTION 305. Notice of Redemption ...............................................................    42
   SECTION 306. Deposit of Redemption Price ........................................................    42
   SECTION 307. Notes Payable on Redemption Date ...................................................    43
   SECTION 308. Notes Redeemed in Part .............................................................    43
   SECTION 309. Repurchase of Notes at the Option of the Holder Upon a Change of Control ...........    43
ARTICLE IV COVENANTS ...............................................................................    45
   SECTION 401. Payment of Notes ...................................................................    45
   SECTION 402. Maintenance of Office or Agency ....................................................    45
   SECTION 403. Corporate Existence ................................................................    46
   SECTION 404. Payment of Taxes and Other Claims ..................................................    46
   SECTION 405. Maintenance of Properties and Insurance ............................................    46
   SECTION 406. Compliance Certificate; Notice of Default ..........................................    47
   SECTION 407. SEC Reports ........................................................................    48

   SECTION 408. Waiver of Stay, Extension or Usury Laws .............................................   48
   SECTION 409. Limitation on Restricted Payments ...................................................   48
   SECTION 410. Limitation on Indebtedness ..........................................................   50
   SECTION 411. Limitation on Liens .................................................................   50
   SECTION 412. Limitation on Sale and Leaseback Transactions .......................................   51
   SECTION 413. Limitation on Dispositions of Assets ................................................   51
   SECTION 414. Limitation on Restricted Subsidiary Dividends .......................................   54
   SECTION 415. Limitation on Transactions with Affiliates ..........................................   55
   SECTION 416. Limitation on Investments ...........................................................   56
   SECTION 417. Money for Note Payments to Be Held in Trust .........................................   56
   SECTION 418. Additional Collateral ...............................................................   57
   SECTION 419. Limitation on Impairment of Liens ...................................................   59
   SECTION 420. Limitation on Sale and Issuance of Subsidiary Stock .................................   60
   SECTION 421. Security Documents ..................................................................   60
   SECTION 422. Further Assurances ..................................................................   60
ARTICLE V CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE ......................................   61
   SECTION 501. Company May Consolidate, Etc., Only on Certain Terms ................................   61
   SECTION 502. Opinion of Counsel to Trustee; Officers' Certificate ................................   61
   SECTION 503. Successor Corporation Substituted ...................................................   62
ARTICLE VI TRUSTEE ..................................................................................   62
   SECTION 601. Duties of Trustee ...................................................................   62
   SECTION 602. Rights of Trustee ...................................................................   63
   SECTION 603. Individual Rights of Trustee ........................................................   64
   SECTION 604. Trustee's Disclaimer; Limitation on Duty of Trustee in Respect of Collateral ........   65
   SECTION 605. Notice of Default ...................................................................   65
   SECTION 606. Reports by Trustee to Holders .......................................................   66
   SECTION 607. Compensation and Indemnity ..........................................................   66
   SECTION 608. Replacement of Trustee ..............................................................   68
   SECTION 609. Successor Trustee by Merger, Etc ....................................................   69
   SECTION 610. Eligibility; Disqualification .......................................................   69
   SECTION 611. Preferential Collection of Claims against Company ...................................   69
   SECTION 612. Acceptance of Appointment by Successor ..............................................   69
   SECTION 613. Appointment of Paying Agent .........................................................   70
   SECTION 614. Appointment of Co-Trustee ...........................................................   70
ARTICLE VII SATISFACTION AND DISCHARGE ..............................................................   71
   SECTION 701. Satisfaction and Discharge of Indenture .............................................   71
   SECTION 702. Application of Trust Money ..........................................................   72
ARTICLE VIII DEFEASANCE AND COVENANT DEFEASANCE .....................................................   72
   SECTION 801. Company's Option to Effect Defeasance or Covenant Defeasance ........................   72
   SECTION 802. Defeasance and Discharge ............................................................   72
   SECTION 803. Covenant Defeasance .................................................................   73
   SECTION 804. Conditions to Defeasance or Covenant Defeasance .....................................   73
   SECTION 805. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other
                   Miscellaneous Provisions .........................................................   75
   SECTION 806. Reinstatement .......................................................................   75

ARTICLE IX DEFAULTS AND REMEDIES ...................................................................   76
   SECTION 901. Events of Default ..................................................................   76
   SECTION 902. Acceleration of Maturity Date; Rescission and Annulment ............................   78
   SECTION 903. Collection of Indebtedness and Suits for Enforcement by Trustee ....................   79
   SECTION 904. Trustee May File Proofs of Claim ...................................................   80
   SECTION 905. Trustee May Enforce Claims Without Possession of Notes .............................   81
   SECTION 906. Priorities .........................................................................   81
   SECTION 907. Limitation on Suits ................................................................   81
   SECTION 908. Unconditional Right of Holders to Receive Principal, Premium and Interest ..........   82
   SECTION 909. Restoration of Rights and Remedies .................................................   82
   SECTION 910. Rights and Remedies Cumulative .....................................................   82
   SECTION 911. Delay or Omission Not Waiver .......................................................   82
   SECTION 912. Control by Holders .................................................................   83
   SECTION 913. Waiver of Past Default .............................................................   83
   SECTION 914. Undertaking for Costs ..............................................................   83
ARTICLE X SUPPLEMENTAL INDENTURES ..................................................................   84
   SECTION 1001. Supplemental Indentures Without Consent of Holders ................................   84
   SECTION 1002. Supplemental Indentures with Consent of Holders ...................................   85
   SECTION 1003. Execution of Supplemental Indentures ..............................................   87
   SECTION 1004. Effect of Supplemental Indentures .................................................   87
   SECTION 1005. Conformity with Trust Indenture Act ...............................................   87
   SECTION 1006. Reference in Notes to Supplemental Indentures .....................................   87
   SECTION 1007. Notice of Supplemental Indentures .................................................   87
   SECTION 1008. Effect of Consents ................................................................   88
ARTICLE XI COLLATERAL AND SECURITY .................................................................   88
   SECTION 1101. Security Documents ................................................................   88
   SECTION 1102. Possession, Use and Release of Collateral .........................................   88
   SECTION 1103. Authorization of Actions to be Taken by the Trustee Under the Note Documents ......   89
   SECTION 1104. Authorization of Receipt of Funds by the Trustee Under the Security Documents .....   89
   SECTION 1105. Release Upon Termination of the Company's Obligations .............................   89
   SECTION 1106. Certain Dispositions of Collateral ................................................   89
   SECTION 1107. Failure to Obtain Collateral ......................................................   90
ARTICLE XII MISCELLANEOUS ..........................................................................   91
   SECTION 1201. Compliance Certificates and Opinions ..............................................   91
   SECTION 1202. Form of Documents Delivered to Trustee ............................................   92
   SECTION 1203. Acts of Holders ...................................................................   92
   SECTION 1204. Notices, Etc., to Trustee and Company .............................................   93
   SECTION 1205. Notice to Holders; Waiver .........................................................   94
   SECTION 1206. Effect of Headings, Table of Contents and Recitals ................................   94
   SECTION 1207. Successors and Assigns ............................................................   94
   SECTION 1208. Separability Clause ...............................................................   94
   SECTION 1209. Benefits of Indenture .............................................................   94
   SECTION 1210. Governing Law; Jury Trial Waiver ..................................................   95

   SECTION 1211. Legal Holidays ............................................................ 96
   SECTION 1212. No Recourse Against Others ................................................ 96
   SECTION 1213. Exhibits and Schedules .................................................... 96
   SECTION 1214. Counterparts ..............................................................

   Signatures

   EXHIBIT A   ........................................................................... A - 1
   EXHIBIT B   ........................................................................... B - 1
   EXHIBIT C   ........................................................................... C - 1
   EXHIBIT D   ........................................................................... D - 1
   EXHIBIT E   ........................................................................... E - 1
   Schedule I  ........................................................................... I - 1

9 1/2% Notes ...............................................................    2
Acceleration Notice ........................................................    2
Act ........................................................................    2
Additional Interest Rate ...................................................    2
Additional Notes ...........................................................    2
Affiliate ..................................................................    2
Agent ......................................................................    2
Agent Members ..............................................................    2
APB 16 .....................................................................    2
Asset Disposition ..........................................................    2
Attributable Debt ..........................................................    2
Bankruptcy Law .............................................................    3
Board of Directors .........................................................    3
Board Resolution ...........................................................    3
Business Day ...............................................................    3
Capital Stock ..............................................................    3
Capitalized Lease Obligation ...............................................    3
Cash Equivalents ...........................................................    3
CEDEL ......................................................................    4
Change of Control ..........................................................    4
Change of Control Date .....................................................    5
Change of Control Offer ....................................................    5
Change of Control Purchase Price ...........................................    5
Clearing Agency ............................................................    5
Collateral .................................................................    5
Collateral Account .........................................................    5
Collateral Document ........................................................    5
Collateral Proceeds ........................................................    5
Commission .................................................................    5
Common Stock ...............................................................    5
Company ....................................................................    5
Company Order ..............................................................    5
Company Request ............................................................    5
Consolidated Cash Flow .....................................................    5
Consolidated Net Income ....................................................    6
Consolidated Net Worth .....................................................    6
Corporate Trust Office .....................................................    6
covenant defeasance ........................................................    6
Default ....................................................................    6
Defaulted Interest .........................................................    6
defeasance .................................................................    6
Depositary .................................................................    7
Designated Equipment .......................................................    7
Designated Properties ......................................................    7
Direct Participants ........................................................    7

Domestic Restricted Subsidiary .............................................     7
DTC ........................................................................     7
Eligible Accounts Receivable ...............................................     7
Euroclear ..................................................................     7
Event of Default ...........................................................     7
Exchange Act ...............................................................     7
Exchange Offer .............................................................     7
Exchange Offer Registration Statement ......................................     7
Financing Disposition ......................................................     7
Fixed Charge Coverage Ratio ................................................     8
Fixed Charges ..............................................................     8
GAAP .......................................................................     8
Global Notes ...............................................................     8
Hazardous Materials ........................................................     8
Holder .....................................................................     8
Holding ....................................................................     8
Improvements ...............................................................     8
Indebtedness ...............................................................     8
Indenture ..................................................................     9
Indirect Participants ......................................................     9
Initial Purchasers .........................................................     9
Insurance Proceeds .........................................................     9
Intercreditor Agreement ....................................................     9
Interest Payment Date ......................................................     9
Interest Rate Contracts ....................................................    10
Inventory ..................................................................    10
Investments ................................................................    10
Issue Date .................................................................    10
Jorgensen Real Property ....................................................    10
Kelso ......................................................................    10
KR .........................................................................    10
Legal Holiday ..............................................................    10
Lien .......................................................................    10
Life Insurance Policies ....................................................    11
Life Insurance Policy Loan .................................................    11
Liquidated Damages .........................................................    11
Management Agreement .......................................................    11
Material Properties ........................................................    11
Material Subsidiary ........................................................    11
Maturity Date ..............................................................    11
Mortgage ...................................................................    11
Net Award ..................................................................    11
Net Proceeds ...............................................................    11
Non-Registration Opinion and Supporting Evidence ...........................    12
Note Documents .............................................................    12

Note Register ...........................................................   12
Note Registrar ..........................................................   12
Notes ...................................................................   12
Notice of Default .......................................................   12
Obligations .............................................................   12
Offer Price .............................................................   12
Offer to Purchase .......................................................   12
Officer .................................................................   12
Officers' Certificate ...................................................   12
Offshore Global Note ....................................................   12
Offshore Physical Note ..................................................   12
Offshore Transaction ....................................................   12
Opinion of Counsel ......................................................   13
Outstanding .............................................................   13
Paying Agent ............................................................   13
Permitted Holders .......................................................   13
Permitted Indebtedness ..................................................   14
Permitted Investment Amount .............................................   15
Permitted Liens .........................................................   15
Permitted Transactions ..................................................   16
Person ..................................................................   17
Physical Notes ..........................................................   17
Predecessor Note ........................................................   17
Preferred Stock .........................................................   17
principal ...............................................................   17
Private Placement Legend ................................................   17
Proceeds Offer ..........................................................   17
Property ................................................................   17
Purchase Agreement ......................................................   17
Purchase Amount .........................................................   17
Purchase Date ...........................................................   18
QIB .....................................................................   18
Qualified Bank ..........................................................   18
Receivable ..............................................................   18
Receivables Entity ......................................................   18
Receivables Financing ...................................................   18
Receivables Subsidiary ..................................................   18
Record Date .............................................................   18
Redeemable Stock ........................................................   18
Redemption Date .........................................................   18
Redemption Price ........................................................   18
Registrar ...............................................................   19
Registration Default ....................................................   19
Registration Rights Agreement ...........................................   19
Registration Statement ..................................................   19

  Regulation S ..........................................................     19
  Regulation S Certificate ..............................................     19
  Repurchase Date .......................................................     19
  Restoration ...........................................................     19
  Restricted Investment .................................................     19
  Restricted Payments ...................................................     19
  Restricted Subsidiary .................................................     19
  Revolver Agent ........................................................     20
  Revolver Collateral ...................................................     20
  Revolver Credit Agreement .............................................     20
  Revolver Credit Facility ..............................................     20
  Revolver Obligations ..................................................     20
  Rule 144A .............................................................     21
  Rule 144A Certificate .................................................     21
  Sale and Leaseback Transaction ........................................     21
  SEC ...................................................................     21
  Section 413 Offer .....................................................     21
  Section 413 Offer Price ...............................................     21
  Securities Act ........................................................     21
  Security Agreement ....................................................     21
  Security Documents ....................................................     21
  Senior Indebtedness ...................................................     21
  Series A Notes ........................................................     21
  Series B Notes ........................................................     21
  Shared Services Subsidiary ............................................     22
  Shared Services Subsidiary Disposition ................................     22
  Shelf Registration Statement ..........................................     22
  Special Record Date ...................................................     22
  STAMP .................................................................     22
  Stated Maturity .......................................................     22
  Stock Bonus Plan ......................................................     22
  Stockholder Agreement .................................................     22
  Subordinated Indebtedness .............................................     22
  Subsidiary ............................................................     22
  Surviving Entity ......................................................     23
  Tax Allocation Agreement ..............................................     23
  TIA ...................................................................     23
  Total Amount ..........................................................     23
  Transfer Restricted Securities ........................................     23
  Trust Indenture Act ...................................................     23
  Trust Moneys ..........................................................     23
  Trust Officer .........................................................     23
  Trust Premises ........................................................     23
  Trustee ...............................................................     23
  U.S. Global Note ......................................................     23

U.S. Government Obligations .............................................  24
U.S. Legal Tender .......................................................  24
U.S. Physical Note ......................................................  24
Unrestricted Subsidiary .................................................  24
Voting Stock ............................................................  24
Wholly Owned Restricted Subsidiary ......................................  24

             INDENTURE, dated as of May 22, 2002, by and between EARLE M. JORGENSEN COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at 3050 East Birch Street, Brea, CA 92621, and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                                    RECITALS

             The Company has duly authorized the creation of an issue of $250,000,000 9 3/4% Senior Secured Notes due 2012 (the "Series A Notes"), and 9 3/4% Series B Senior Secured Notes due 2012 (the "Series B Notes" and, together with the Series A Notes, the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

             Upon the issuance of the Series B Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed thereby to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

             All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

             For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

             SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

             (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

             (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

             (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

             (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

             Certain terms, used principally in Article IV, are defined in that Article.

             "9 1/2% Notes" means the issue of $105,000,000 9 1/2% Senior Notes due 2005 of the Company issued under that certain Indenture, dated as of March 24, 1998, between Earle M. Jorgensen Company and United States Trust Company of New York (The Bank of New York successor as trustee), as trustee.

             "Acceleration Notice" has the meaning specified in Section 902.

             "Act" has the meaning specified in Section 1203.

             "Additional Interest Rate" " has the meaning specified in Exhibit
A.

             "Additional Notes" has the meaning specified in Section 203.

             "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agent" means any Registrar, Paying Agent or co-Registrar or agent, if any, for service of notices and demands.

             "Agent Members" has the meaning specified in Section 212.

             "APB 16" means Accounting Principles Board Opinion No. 16 (Business Combinations) as in effect on the date of this Indenture.

             "Asset Disposition" has the meaning specified in Section 413.

             "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such Sale and Leaseback Transaction for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

             "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

             "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

             "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

             "Business Day" means a day that is not a Legal Holiday.

             "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of such Person and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

             "Capitalized Lease Obligation" means, as to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized on the balance sheet of such Person for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

             "Cash Equivalents" means: (i) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) and maturing within one year from the date of acquisition; (ii) dollar and eurodollar time deposits and certificates of deposit or bankers' acceptances of any domestic commercial bank or domestic branch office or agency of a foreign commercial bank of recognized standing having capital and surplus in excess of $100,000,000 (a "Qualified Bank"); (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any Qualified Bank; (iv) commercial paper issued by any Qualified Bank and commercial paper of any other issuer rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year from the date of acquisition; (v) securities, bonds, notes, debentures or investments or other forms of Indebtedness of any person rated at least A or the equivalent thereof by Standard & Poor's Corporation and at least A or the equivalent thereof by Moody's Investors Service, Inc.; or (vi) investments in money market or mutual funds registered under the Investment Company Act of 1940, as amended, whose sole investments are comprised of securities and other instruments or obligations described in clauses (i) through (v) above; and (vii) with respect to only foreign operations of the Company and its Subsidiaries, overnight deposits in the ordinary course of business with foreign commercial banks and certificates of deposit or bankers' acceptances of foreign commercial banks of recognized standing having capital and surplus in excess of USD$100,000,000.

             "CEDEL" has the meaning specified in Section 201.

             "Change of Control" means: (i) directly or indirectly, a sale, transfer or other conveyance of all or substantially all of the assets of the Company or Holding, on a consolidated basis, to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding transfers or conveyances to or among (a) the Company's Wholly Owned Restricted Subsidiaries, as an entirety or substantially as an entirety in one transaction or series of related transactions, and (b) the Permitted Holders;

(ii) prior to the earlier to occur of (A) the first public offering of common stock of Holding or (B) the first public offering of Common Stock, Permitted Holders cease to beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of all classes of Capital Stock then outstanding and normally entitled to vote in elections of directors ("Voting Stock") of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Holding or otherwise (the Permitted Holders will be deemed to beneficially own any Voting Stock of the Company held by Holding so long as Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of Holding); (iii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of all Voting Stock then outstanding of the Company and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (iii), such other person will be deemed to beneficially own any Voting Stock of the Company held by Holding, if such other person "beneficially owns" (as so defined), directly or indirectly, more than 30% of the voting power of the Voting Stock of Holding and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of Holding and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holding) or (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or who were nominated and elected by the Permitted Holders pursuant to the Stockholder Agreement) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

             "Change of Control Date" has the meaning specified in Section 309.

             "Change of Control Offer" has the meaning specified in Section 309.

             "Change of Control Purchase Price" has the meaning specified in
Section 309.

             "Clearing Agency" has the meaning specified in Section 212.

             "Collateral" means any assets defined as "Collateral" in any of the Security Documents and assets from time to time in which a Lien exists as security for any of the Obligations.

             "Collateral Account" means, collectively, the cash collateral deposit accounts of the Company and its Domestic Restricted Subsidiaries that are parties to this Indenture from time to time, maintained with, and in the sole dominion and control of, the Trustee for the benefit of itself and the Holders and each of their respective successors, transferees or assigns, established pursuant to the Security Agreement.

             "Collateral Document" has the meaning specified in Section 1107.

             "Collateral Proceeds" has the meaning specified in Section 413.

             "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

             "Common Stock" means the common stock, par value $.01 per share, of the Company, now or hereafter issued.

             "Company" means Earle M. Jorgensen Company until a successor replaces it pursuant to this Indenture and thereafter means such successor.

             "Company Order" or "Company Request" means a written request or order signed by an Officer of the Company and delivered to the Trustee.

             "Consolidated Cash Flow" of any Person, for any period, means the Consolidated Net Income of such Person plus the sum of (a) income taxes, determined on a consolidated basis for such Person and its Restricted Subsidiaries, (b) Fixed Charges of such Person and its Restricted Subsidiaries,
(c) depreciation expense, (d) amortization expense and (e) all other non-cash items deducted from net revenues in determining Consolidated Net Income for such period, all determined in accordance with GAAP.

             "Consolidated Net Income" of any Person, for any period, means the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined in accordance with GAAP, provided, that: (i) the net income (determined as set forth above) of any Unrestricted Subsidiary or any other Person, other than a Restricted Subsidiary, in which such Person or any of its Restricted Subsidiaries has a joint interest with a third party shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or Restricted Subsidiary during such period; (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iii) the net income of any Restricted Subsidiary shall be excluded to the extent such Restricted Subsidiary is prohibited, directly or indirectly, from distributing such net income or any portion thereof to such Person; (iv) the net income
(loss) of such Person shall be adjusted by excluding (to the extent otherwise included) any extraordinary gains and extraordinary losses together with any related provisions for taxes on any such gain or loss during any such period;
(v) the net income (loss) of such Person shall be adjusted by excluding any adjustments relating to the LIFO method of accounting for inventory during such period; and (vi) the net income (loss) of the Company shall be adjusted to exclude (to the extent otherwise included) any redemption premiums paid on the 9 1/2 % Notes or the purchase money indebtedness redeemed in connection with the Company's use of proceeds from the issuance of the Notes.

             "Consolidated Net Worth" of any person, at any date, means the aggregate of capital, surplus and retained earnings less (a) any accumulated deficit and (b) any amounts attributable to Redeemable Stock, of such Person and its Restricted Subsidiaries as would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

             "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the Issue Date is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Division -- Corporate Finance Unit Fax. (212) 896-7294.

             "covenant defeasance" has the meaning specified in Section 803.

             "Default" means any event, occurrence or condition which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

             "Defaulted Interest" has the meaning assigned to that term in
Section 208.

             "defeasance" has the meaning specified in Section 802.

             "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

             "Designated Equipment" means certain equipment, described more fully in Schedule I hereto, that is or will no longer be required by the Company's operations due to the commencement of operations of the Kasto system at the Company's facility in Schaumburg, Illinois.

             "Designated Properties" means the following properties: (i) 3700 Capital Avenue, City of Industry, CA 90601; (ii) vacant land adjacent to the Company's facility at 1900 Mitchell Boulevard, Schaumburg, IL 60193; and (iii) 10313-10415 Alameda Street, Lynwood, CA 90262.

             "Direct Participants" means the participating organizations for which DTC has created a limited-purpose trust company created to hold securities and to facilitate the clearance and settlement of transactions in those securities between such organizations through electronic book-entry changes in accounts of participants. Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel.

             "Domestic Restricted Subsidiary" means any Restricted Subsidiary organized or formed in a state of the United States or the District of Columbia.

             "DTC" has the meaning specified in Section 202.

             "Eligible Accounts Receivable" means all accounts receivable that are not more than 180 days past due under their normal payment terms.

             "Euroclear" has the meaning specified in Section 201.

             "Event of Default" has the meaning specified in Section 901.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

             "Exchange Offer" means the offer by the Company to the Holders of the Series A Notes to exchange all of the Series A Notes for Series B Notes, as provided for in the Registration Rights Agreement.

             "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

             "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

             "Fixed Charge Coverage Ratio" means for any Person, for any period, such Person's ratio of Consolidated Cash Flow to Fixed Charges for such period.

             "Fixed Charges" means with respect to any Person for any period, such Person's consolidated interest expense determined in accordance with GAAP,
(a) including amortization of original issue discount and non-cash expenses attributable to accruals and the interest component of capital leases, (b) excluding the amortization of debt issuance costs, (c) excluding an amount of interest expense in respect of Life Insurance Policy Loans that is equal to any dividends received in respect of the Life Insurance Policies (not to exceed the amount of such interest expense on the Life Insurance Policies) and (d) plus the product of (x) the sum of (i) cash dividends paid on any preferred stock of such Person, plus (ii) cash and the fair market value (as determined by the Company's Board of Directors in good faith) of any non-cash dividends paid on any preferred stock of any Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary), times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective aggregate Federal, state and local tax rate of such Person, expressed as a decimal. For purposes of this definition, interest on a capital lease shall be deemed to accrue at the rate of interest implicit in such capital lease in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

             "GAAP" means generally accepted accounting principles in effect in the United States as of the time, when and for the period as to which such accounting principles are to be applied; provided, however, that for purposes of computing Consolidated Net Worth, the Fixed Charge Coverage Ratio and compliance with Section 409 hereof, "GAAP" means such generally accepted accounting principles as adopted by the Company on the Issue Date.

             "Global Notes" has the meaning set forth in Section 201.

             "Hazardous Materials" has the meaning set forth in Section 607.

             "Holder" means the Person in whose name a Note is registered on the Registrar's books.

             "Holding" means Earle M. Jorgensen Holding Company, a Delaware corporation.

             "Improvements" has the meaning defined in each Mortgage.

             "Indebtedness" means, as to any Person, without duplication, (a) all obligations of such Person, including accrued and unpaid interest, for borrowed money (including any net overdraft in any bank which overdraft is not satisfied within three consecutive Business Days from its occurrence), (b) all obligations of such Person evidenced by bonds (other than performance bonds issued in the ordinary course of business), debentures, notes, letters of credit or reimbursement agreements (other than letters of credit or reimbursement agreements in respect of accounts payable to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services) or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), (d) all Capitalized Lease Obligations of such Person, (e) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person or guaranteed by such Person, (f) all indebtedness of others guaranteed by such Person to the extent of such guarantee, (g) Attributable Debt of such Person, (h) preferred stock issued by a Subsidiary of such Person, (i) Redeemable Stock issued by such Person, (j) obligations under interest rate swaps and caps and currency swaps or options and other similar hedging agreements (other than such arrangements entered into in the ordinary course of business); and (k) the amount of any such Indebtedness on the date of determination thereof shall be the outstanding balance of any such unconditional obligations as described above and the maximum liability of any such contingent obligation at such date and, with respect to clauses (h) and (i), the amount of Indebtedness shall equal the liquidation preference. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness and Indebtedness shall not include any liability for federal, state, local or other taxes.

             "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including, without limitation, the provisions of the TIA that are deemed to be a part of and govern this instrument and any supplemental indenture, respectively.

             "Indirect Participants" means the entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant. Access to DTC's system is also available to these other entities.

             "Initial Purchasers" means Credit Suisse First Boston Corporation, Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc.

             "Insurance Proceeds" means the proceeds of any insurance policy insuring the Improvements (as defined in each Mortgage); but excluding insurance proceeds in respect of business interruption and extra expenses not related to the Collateral.

             "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the Issue Date, by and between The Bank of New York, as Trustee under this Indenture, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Revolver Agent, as amended or supplemented from time to time in accordance with the terms thereof.

             "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

             "Interest Rate Contracts" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

             "Inventory" of any Person means any and all inventory, including raw materials, work-in-process and finished goods of such Person, intended for sale in the ordinary course of business of such person, of every kind and description, in the custody or possession, actual or constructive, of such Person.

             "Investments" of any Person means, collectively, any direct or indirect loan, advance or other extension of credit, capital contribution, or transfer of cash, property or other assets to, or any acquisition of Capital Stock, securities or other evidences of Indebtedness including by way of guarantee or similar arrangement, of, any other person. For the purposes of Sections 409 and 416 hereof: (i) "Investment" shall include the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; (ii) the fair market value of the net assets of any Unrestricted Subsidiary that is designated a Restricted Subsidiary shall be deducted from the aggregate amount of Investments in computing the net amount of Investments; and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company, and evidenced by a Board Resolution.

             "Issue Date" means the date of first issuance of the Notes under this Indenture.

             "Jorgensen Real Property" means all freehold real and immovable property now owned or hereafter acquired by the Company and each of its domestic Subsidiaries that is a party to a mortgage or a deed of trust delivered pursuant to this Indenture, together with all buildings, erections, improvements and fixtures now or hereafter constructed or placed thereon or used in connection therewith; provided, that Jorgensen Real Property does not include the Company's owned facility in Phoenix.

             "Kelso" means Kelso & Company, Inc., a private merchant banking firm.

             "KR" means the Kilsby-Roberts Holding Co.

             "Legal Holiday" shall have the meaning provided in Section 1211.

             "Lien" means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property.

             "Life Insurance Policies" means those certain life insurance policies obtained in 1984, 1985 and 1986 by Kilsby-Roberts Holding Co. ("KR") from Phoenix Mutual Life Insurance Company covering participants in the KR employee stock ownership plan and certain other KR executives, as in effect on the date of this Indenture.

             "Life Insurance Policy Loans" means Indebtedness in respect of money borrowed by the Company against the available loan value of any Life Insurance Policy in accordance with the terms of such Life Insurance Policy on the date of this Indenture, which Indebtedness shall be nonrecourse to the Company or any Restricted Subsidiary.

             "Liquidated Damages" has the meaning specified in Exhibit A.

             "Management Agreement" means the management agreement, dated as of March 8, 1993, between the Company and Holding.

             "Material Properties" means not less than 9 of the 13 Jorgensen Real Properties owned by the Company as of the Issue Date, which 9 properties must include the Chicago, Los Angeles and Minneapolis properties.

             "Material Subsidiary" means a Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X promulgated under the Securities Act.

             "Maturity Date" means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, Repurchase Date, Purchase Date or by declaration of acceleration, call for redemption or otherwise.

             "Mortgage" means each mortgage, deed of trust, or similar security instrument which from time to time affects any property that secures the Company's obligations under this Indenture, as such instrument may be amended, supplemented or otherwise modified from time to time.

             "Net Award" means any awards or proceeds in connection with the condemnation, taking, exercise of the right of eminent domain or a change of grade of any Collateral or Trust Premises, as such terms are defined in each Mortgage.

             "Net Proceeds" means, from any Asset Disposition by any Person, cash received therefrom by such Person, net of: (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes actually paid or provided for as a liability as a consequence of such Asset Disposition; (ii) appropriate amounts to be provided by such Person as a reserve, in accordance with GAAP, against any liabilities associated with the asset sold or disposed of in such Asset Disposition and retained by such Person after such Asset Disposition; and
(iii) all payments made by such Person on any indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such asset sale or by applicable law, be repaid out of the proceeds from such asset sale.

             "Non-Registration Opinion and Supporting Evidence" has the meaning specified in Section 214.

             "Note Documents" mean this Indenture, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and each other agreement, document or instrument delivered in connection with the transactions contemplated under this Indenture or any other Note Document whether or not specifically mentioned herein or therein

             "Note Register" and "Note Registrar" have the respective meanings specified in Section 213.

             "Notes" has the meaning specified in the first recital to this Indenture.

             "Notice of Default" has the meaning specified in Section 901(c).

             "Obligations" means any principal, interest, premium, penalties, fees, indemnification, reimbursements, damages and other obligations of the Company and the Restricted Subsidiaries under the Note Documents, this Indenture or the Notes.

             "Offer Price" has the meaning specified in Section 413.

             "Offer to Purchase" means any offer made by the Company to Holders of the Notes required by the provisions of Section 413(a) and made pursuant to the provisions of Section 413(d), otherwise, also referred to as a "Section 413 Offer" or a "Proceeds Offer."

             "Officer" means, with respect to the Company, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company.

             "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Section 1201.

             "Offshore Global Note" has the meaning set forth in Section 201.

             "Offshore Physical Note" has the meaning set forth in Section 201.

             "Offshore Transaction" has the meaning assign to it by Rule 902 of Regulation S under the Securities Act.

             "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee (but who may be regular outside counsel to the Company) complying with the requirements of Section 1201.

             "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

             (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

             (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

             (iii) Notes, except to the extent expressly provided in Sections 802 and 803, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article VIII; and

             (iv) Notes that have been paid pursuant to Section 207 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trust Officer actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

             "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of and premium, if any, or interest on any Notes on behalf of the Company.

             "Permitted Holders" means collectively, Kelso and its Affiliates, the officers, directors and employees of the Company and its Subsidiaries, and the Stock Bonus Plan.

             "Permitted Indebtedness" means, without duplication: (i) Indebtedness of the Company and its Restricted Subsidiaries incurred under or in respect of the Revolver Credit Facility (or any substitute or replacement facility) provided, that the Revolver Credit Facility shall be permanently reduced by the amount of any prepayment from the proceeds of an Asset Disposition pursuant to Section 413 and, provided, further, that the aggregate principal amount of such Indebtedness outstanding at any time pursuant to this clause (i) may not exceed (x) the greater of (a) $220,000,000 or (b) the sum of 85% of Eligible Accounts Receivable and 60% of the book value of the Inventory (determined on a first-in first-out basis) of the Company and its Restricted Subsidiaries, plus (y) any additional amounts (without duplication) permitted to be incurred by the Company and its Restricted Subsidiaries pursuant to clause
(xv) below (clause (i)(x) and, collectively with clause (i)(y), the "Total Amount"), minus, (z) the amount then outstanding under any Receivables Financing (as set forth in the books and records of the Company and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing); (ii) Indebtedness evidenced by the Notes; (iii) Indebtedness of the Company to any Wholly Owned Restricted Subsidiary or of any Wholly Owned Restricted Subsidiary to the Company or to any other Wholly Owned Restricted Subsidiary; (iv) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of issuance of the Notes; (v) Indebtedness of the Company in connection with Life Insurance Policy Loans; (vi) Indebtedness of the Company or any Restricted Subsidiary evidenced by standby letters of credit, performance bonds, surety bonds, guarantees and similar obligations incurred in the ordinary course of business for purposes of insuring the performance of obligations of the Company or such Restricted Subsidiary and in an aggregate principal amount not to exceed $7,500,000 at any time; (vii) Indebtedness of the Company or a Restricted Subsidiary in respect of Capitalized Lease Obligations; provided, however, that the aggregate Indebtedness incurred under this clause (vii) will not at any time exceed $12,500,000; (viii) Indebtedness of the Company or a Restricted Subsidiary (including industrial revenue bond Indebtedness) that is secured by a Lien on property, which Indebtedness constitutes all or part of the purchase price of the property subject thereto or is incurred prior to, at the time of or within 180 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, provided, that such secured Indebtedness does not exceed the purchase price of such property; (ix) Indebtedness of the Company issued in exchange for, or the net proceeds of which will be used to exchange, refinance or refund outstanding Indebtedness incurred pursuant to the second paragraph of Section 410 or pursuant to clauses (ii), (iv), (xiv) and (xv) so long as (x) the principal amount of the Indebtedness issued does not exceed the principal amount (plus any premium and consent payments required) of the Indebtedness so exchanged, refinanced or refunded, (y) where the Indebtedness to be exchanged, refinanced or refunded is not Senior Indebtedness, the Indebtedness issued does not have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the Indebtedness being so exchanged, refinanced or refunded or the stated maturity of the Notes, and (z) where the Indebtedness being so exchanged, refinanced or refunded is subordinated to the Notes, the Indebtedness is subordinated to the Notes in right of payment to the same extent as the Indebtedness so exchanged, refinanced or refunded; (x) Attributable Debt in respect of Sale and Leaseback Transactions engaged in pursuant to and in accordance with clause (ii) under Section 412;
(xi) Indebtedness incurred in connection with Investments in Unrestricted Subsidiaries; provided, that such Investments are permitted by Section 416;
(xii) Indebtedness of the Company incurred pursuant to Interest Rate Contracts related to the Revolver Credit Facility; (xiii)

Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition; provided, that the aggregate principal amount of indebtedness outstanding under this clause (xiii) may not exceed the Total Amount; (xiv) Indebtedness incurred by the Company's Canadian subsidiary under or in respect of a secured bank credit facility, provided, that the aggregate principal amount of such Indebtedness outstanding pursuant to this clause (xiv) shall not exceed $10,000,000; and (xv) Indebtedness of the Company other than Indebtedness permitted under clauses (i) through (xiv), but without duplication as to additional amounts permitted to be outstanding under clause (i) (y) above, provided, that the aggregate amount of such Indebtedness may not exceed $20,000,000 at any time outstanding. To the extent that Net Proceeds from an Asset Disposition are used to repay, repurchase or redeem Indebtedness incurred under or in respect of the Revolver Credit Facility pursuant to Section 413, the amount of Indebtedness permitted by clauses (i) and (xiii) of this definition shall be permanently reduced by the amount of such repayment, repurchase or redemption; provided, however, no such permanent reduction in borrowing capacity shall be required if such repayment, repurchase or redemption is made with the Net Proceeds remaining after consummation of a Proceeds Offer.

             "Permitted Investment Amount" has the meaning specified in Section 416.

             "Permitted Liens" means: (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with GAAP; (ii) statutory Liens or landlords' and carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security benefits; (iv) any attachment or judgment Lien not giving rise to a Default or an Event of Default; (v) the Lien on the funds or securities deposited with the trustee under this Indenture relating to the 9 1/2% Notes (such funds or securities not to exceed $115,000,000 plus earnings thereon) for the purpose of defeasing or redeeming the 9 1/2% Notes on or prior to June 23, 2002; (vi) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vii) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Company; (viii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company; (ix) title defects or irregularities which do not in the aggregate materially impair the use of such properties by the Company; (x) Liens in respect of the Life Insurance Policies incurred in connection with the Life Insurance Policy Loans permitted under clause (v) of the definition of "Permitted Indebtedness"; (xi) Capitalized Lease Obligations permitted under Section 410; (xii) any other Liens imposed by operation of law which do not materially affect the Company's ability to perform its obligations under the Notes and this Indenture; (xiii) Liens securing obligations under the Revolver Credit Facility encumbering inventory (including raw materials, work-in-process, supplies and finished goods), accounts receivable (including sellers' rights relating thereto, all contracts and contract rights relating thereto and all books and records relating thereto), all collection accounts, deposit accounts and other bank accounts relating to collection of the foregoing, together with the proceeds and products of all of the foregoing; (xiv) Liens granted to secure the Notes and the Obligations; (xv) purchase money mortgages and purchase money security interests incurred in the normal and ordinary course of the Company's and its Restricted Subsidiaries' business to the extent related to Indebtedness incurred pursuant to clause (viii) of the definition of "Permitted Indebtedness"; (xvi) Liens securing Indebtedness of any entity existing at the time such assets are acquired by the Company or a Restricted Subsidiary, whether by merger, consolidation, purchase of assets or otherwise (whether or not such Liens are created, incurred or assumed in contemplation of the acquisition thereof by the Company or a Restricted Subsidiary), provided, that such Liens do not extend to any other assets of the Company or any other Restricted Subsidiaries, and Liens securing refinancings of such Indebtedness, provided, that such Liens do not extend to any assets other than assets securing such Indebtedness to be refinanced; (xvii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xviii) Liens arising pursuant to Sale and Leaseback Transactions engaged in pursuant to and in accordance with Section 412; (xix) Liens securing Indebtedness or other obligations of any Receivables Entity; (xx) Liens securing Indebtedness incurred pursuant to clause (xiv) of the definition of "Permitted Indebtedness"; (xxi) easements, rights of way, title and survey exceptions and other encumbrances or deficiencies in title to real property constituting Collateral which are set forth in the title insurance reports delivered to the Trustee in respect of the real property Collateral on the Issue Date; (xxii) Liens incurred in the ordinary course of the Company business or the business of one of its Subsidiaries with respect to obligations that do not exceed $2,500,000 at any one time outstanding and that: are not incurred in connection with the borrowing of any money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business of the Company or its Subsidiaries; (xxiii) Liens existing on the Issue Date and any extension, renewal, refinancing, refunding, or replacement of any Lien existing on the Issue Date, provided, that such new Lien is limited to the property or assets that secured the obligations to which such original Lien relates; (xxiv) Liens securing Indebtedness incurred pursuant to clause (xiv) of the definition of Permitted Indebtedness, provided, that such Liens are limited to the property or assets acquired in connection with the issuance of such Indebtedness; and (xxv) Liens other than those described above with respect to obligations not in excess of $5,000,000 in the aggregate at any time.

             "Permitted Transactions" means: (i) reasonable and customary fees, compensation and benefits paid to officers, directors, employees or consultants of the Company or any Restricted Subsidiary or their respective Affiliates for services rendered to the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice; (ii) transfers of goods and services by or among the Company and its Restricted Subsidiaries, on the one hand, and their respective Affiliates, on the other hand, in the ordinary course of business consistent with past practice, provided, that (1) if any such transaction or series of related transactions involves payments in excess of $3,000,000, the Board of Directors of the Company shall determine in good faith by resolution that such transaction is on terms fair and reasonable to the Company, and (2) if any such transaction or series of related transactions involves payments in excess of $10,000,000, the Company shall deliver an opinion as to the fairness to the Company or such Restricted Subsidiary of the terms of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; (iii) transactions pursuant to agreements with Affiliates which are currently in effect in accordance with their terms; (iv) dividends and distributions to Holding permitted under Section 409; (v) any transactions between the Company or any Restricted Subsidiary and the Stock Bonus Plan (or any successor thereto);
(vi) advances to employees, officers, directors, agents and representatives of the Company for travel and other reasonable and ordinary business expenses;
(vii) advances and loans to employees and officers of the Company in connection with their relocation; (viii) payments to Stainless Insurance Ltd. in respect of insurance services provided to the Company or any Restricted Subsidiary; and
(ix) payments to any Receivables Subsidiary for services performed or reimbursement of expenses in connection with the financing or refinancing of Receivables.

             "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Physical Notes" has the meaning set forth in Section 201.

             "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 207 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

             "Preferred Stock" of any Person means Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

             "principal" of any Indebtedness (including the Notes) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

             "Private Placement Legend" has the meaning specified in Section
202.

             "Proceeds Offer" has the meaning specified in Section 413.

             "Property" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

             "Purchase Agreement" means the purchase agreement, dated as of May 17, 2002, between the Initial Purchasers and the Company.

             "Purchase Amount" has the meaning specified in Section 413.

             "Purchase Date" has the meaning specified in Section 413.

             "QIB" means a Qualified Institutional Buyer within the meaning of Rule 144A under the Securities Act.

             "Qualified Bank" has the meaning specified in the definition of Cash Equivalents.

             "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

             "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

             "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

             "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors of the Company.

             "Record Date" means each Record Date specified in the Notes whether or not any such Record Date is a Business Day.

             "Redeemable Stock" means any series or class of Capital Stock of any Person which by its terms is redeemable at the option of the Holder or is subject to mandatory redemption prior to the maturity of the Notes.

             "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 3 in the form of Note set forth in Exhibit A.

             "Redemption Price", when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Paragraph 3 in the form of Note set forth in Exhibit A.

             "Registrar" shall have the meaning specified in Section 402.

             "Registration Default" has the meaning specified in Exhibit A.

             "Registration Rights Agreement" means the registration rights agreement, dated May 17, 2002, between the Initial Purchasers and the Company, as amended or supplemented from time to time in accordance with the terms thereof.

             "Registration Statement" means the Shelf Registration Statement and the Exchange Offer Registration Statement.

             "Regulation S" means Regulation S under the General Regulations of the Securities Act.

             "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit D;

             "Repurchase Date" has the meaning specified in Section 309.

             "Restoration" means the reconstruction, rebuilding, restoration or replacement of any Improvements, Collateral or Trust Premises, as such terms are defined in each Mortgage, in accordance with the terms of each Mortgage.

             "Restricted Investment" means, in one or a series of related transactions, any Investment; provided, however, that a merger of another Person with or into the Company or a Subsidiary of the Company shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Subsidiary of the Company.

             "Restricted Payments" means, collectively, with respect to any person (i) the declaration or payment of any dividend or other distribution on shares of such person's or a Restricted Subsidiary's Capital Stock (except dividends or distributions in additional shares of Capital Stock, other than Redeemable Stock, or any dividend or distribution by a Restricted Subsidiary to the Company or one of its Wholly Owned Restricted Subsidiaries), (ii) any payment on account of the purchase, redemption, retirement or other acquisition of any shares of the Company or a Restricted Subsidiary's Capital Stock or any option, warrant or other right to acquire such shares, or (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value prior to scheduled maturity, scheduled repayment, or scheduled sinking fund payment of any Indebtedness subordinate in right of payment to the Notes; provided, however, that the following items shall not be deemed to be Restricted Payments:
(i) payments by the Company pursuant to a permitted tax sharing agreement and
(ii) payments by the Company to Holding pursuant to the terms of the Management Agreement provided, that the 5% service fee referred to in Section 5(b) of the Management Agreement shall not exceed $200,000 per annum.

             "Restricted Subsidiary" means (i) any Subsidiary of the Company which exists on the date of this Indenture and (ii) any other such Subsidiary which the Company has not classified as an Unrestricted Subsidiary. The Company by resolution of its Board of Directors may classify a Subsidiary as an Unrestricted Subsidiary until such time as the Company may, by further resolution of its Board of Directors, classify such Subsidiary as a Restricted Subsidiary.

             "Revolver Agent" means the administrative agent for the lenders specified as such in the Revolver Credit Facility or such other person who is a successor in such capacity.

             "Revolver Collateral" has the meaning assigned to that term in the Intercreditor Agreement.

             "Revolver Credit Agreement" means (a) the Second Amended and Restated Credit Agreement, dated as of March 3, 1993, amended and restated as of March 24, 1998, amended and restated as of April 12, 2002, and as further amended as of the Issue Date, among Holding, the Company, the various financial institutions party thereto, or that may from time to time become party thereto, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as agent, as such agreement may be amended, amended and restated, renewed, extended, restructured, supplemented, or otherwise modified from time to time; and (b) any credit agreement, loan agreement, note purchase agreement, indenture or other agreement, document or instrument refinancing, refunding or otherwise replacing the Revolver Credit Agreement, or any other agreement deemed a Revolver Credit Agreement under clause (a) or (b) hereof, whether or not with the same agent, trustee, representative lenders or holders and, subject to the provisions of the next succeeding sentence, irrespective of any change in the terms and conditions thereof; provided, that any such agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Revolver Credit Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms of the Intercreditor Agreement. Without limiting the generality of the foregoing, the term "Revolver Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Revolver Credit Agreement and all refundings, refinancings and replacements of any Revolver Credit Agreement including any agreement (i) extending the maturity of any Revolver Obligations; (ii) adding or deleting issuers, borrowers or guarantors thereunder; (iii) increasing the amount of Revolver Obligations incurred thereunder or available to be borrowed thereunder; or (iv) otherwise altering the terms and conditions thereof; provided, that any such agreement, document or instrument effecting any such refunding, refinancing or replacement expressly provides that it is deemed to be a "Revolver Credit Agreement" hereunder and that the lenders thereunder and their agent(s), if any, shall be bound by the terms of the Intercreditor Agreement.

             "Revolver Credit Facility" means that revolving credit facility under the Revolver Credit Agreement.

             "Revolver Obligations" has the meaning assigned to that term in the Intercreditor Agreement.

             "Rule 144A" means Rule 144A under the General Regulations of the Securities Act.

             "Rule 144A Certificate" means a certificate substantially in the form set forth in Exhibit E.

             "Sale and Leaseback Transaction" of any person means an arrangement with any other Person or to which such other Person is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such other Person or to any Person to whom funds have been or are to be advanced by such other Person on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

             "SEC" means the Securities and Exchange Commission.

                  "Section 413 Offer" has the meaning specified in the definition of Offer to Purchase.

                  "Section 413 Offer Price" has the meaning specified in Section 413.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Security Agreement" means the security agreement dated as of the Issue Date, among the Company, the Trustee and the Domestic Restricted Subsidiaries of the Company from time to time party to this Indenture, as amended or supplemented from time to time in accordance with the terms thereof.

                  "Security Documents" means (i) each Mortgage, (ii) the Security Agreement, and (iii) all security agreements, mortgages, deeds of trust, pledges, collateral assignments or any other instrument evidencing or creating any security interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, supplemented or otherwise modified from time to time.

                  "Senior Indebtedness" is defined as Indebtedness of the Company which is not by its terms subordinated to the Notes.

                  "Series A Notes" has the meaning specified in the recitals to this Indenture.

                  "Series B Notes" has the meaning stated in the first recital of this Indenture and refers to any Series B Notes containing terms substantially identical to the Series A Notes (except that (i) such Series B Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to Liquidated Damages (as defined in the Note) shall be eliminated) that are issued and exchanged for the Series A Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

                  "Shared Services Subsidiary" means a wholly-owned subsidiary of the Company that owns assets and employs personnel in order to provide management, administrative and valuation functions and to provide common or shared services to the Company and/or third parties.

                  "Shared Services Subsidiary Disposition" means any Asset Disposition by the Company to a Shared Services Subsidiary for the purpose of segregating management, administrative and valuation functions associated with common or shared services of the Company.

                  "Shelf Registration Statement" means the Shelf Registration Statement, as defined in the Registration Rights Agreement.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 208.

                  "STAMP" has the meaning specified in Exhibit C.

                  "Stated Maturity" means when used with respect to any of the Securities, any other Indebtedness or any installment of interest thereon, means the date specified in such Security, Indebtedness as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                  "Stock Bonus Plan" means the Earle M. Jorgensen Employee Stock Ownership Plan, as in effect on the date of this Indenture.

                  "Stockholder Agreement" means the Stockholder Agreement, dated as of September 14, 1990, as amended as of January 20, 1992, as further amended September 30, 1994, and any extension on substantially the same terms and conditions among Holding, various Kelso Affiliates, management stockholders and other investors named therein.

                  "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Notes.

                  "Subsidiary" means, with respect to any person, (i) any corporation or other entity of which a majority of the total voting power of the shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time owned directly or indirectly by such person or
(ii) any partnership or joint venture at least a majority of the voting power of which is directly or indirectly owned by such person, whether in the form of membership, general, special or limited partnership interests or otherwise.

                  "Surviving Entity" has the meaning specified in Section 501.

                  "Tax Allocation Agreement" means the Tax Allocation Agreement dated as of March 8, 1993 between the Company and Holding.

                  "Total Amount" has the meaning specified in the definition of Permitted Indebtedness.

                  "Transfer Restricted Securities" has the meaning specified in the Registration Rights Agreement.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as amended and in effect on the date of the execution of this Indenture, except as otherwise provided in Section 1005.

                  "Trust Moneys" means all cash or Cash Equivalents received by the Trustee: (a) in exchange for the release of property from the Lien of any of the Note Documents; (b) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of; (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it); (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of either of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Note Documents or otherwise; or (e) for application under this Indenture as provided in this Indenture or any other Note Document, or whose disposition is not otherwise specifically provided for in this Indenture or in any other Note Document.

                  "Trust Officer" means any officer of the Trustee within the Corporate Finance Unit of the Corporation Trust Division of the Trustee (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 601(c)(ii) and the second sentence of Section 605, shall also include any officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Trust Premises" has the meaning defined in each Mortgage.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "U.S. Global Note" has the meaning set forth in Section 201.

                  "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "U.S. Physical Note" has the meaning set forth in Section 201.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company which the Company by resolution of its Board of Directors shall classify as an Unrestricted Subsidiary and any such Subsidiary of an Unrestricted Subsidiary until such time as (i) the Company may, by further resolution of its Board of Directors classify such Subsidiary as a Restricted Subsidiary or (ii) the Company or any of its Restricted Subsidiaries becomes directly or indirectly liable in respect of any contractual obligation or Indebtedness of such Unrestricted Subsidiary. A Subsidiary of the Company may only be classified as an Unrestricted Subsidiary if immediately after such classification, there would not be a Default or Event of Default under this Indenture and the Company and its Restricted Subsidiaries would have only Investments in such Subsidiary which would be permitted by Section 416. An Unrestricted Subsidiary of the Company may only be reclassified as a Restricted Subsidiary if immediately after giving effect to such reclassification, there would be no Default or Event of Default under this Indenture and could create, assume, guarantee or suffer to exist $1.00 of additional Indebtedness (other than Permitted Indebtedness). Any valid classification shall be effective as of the date specified in the applicable resolution of the Company's Board of Directors, which shall not be prior to the date such resolution is made.

                  "Voting Stock" has the meaning specified in the definition of Change of Control.

                  "Wholly Owned Restricted Subsidiary" means, with respect to any person, a Restricted Subsidiary all of whose capital stock (other than directors' qualifying shares) or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions and other equity interests are at the time owned directly or indirectly by such person.

                  SECTION 102. Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. Any terms incorporated by reference in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA, have the meanings so assigned to them therein.

                                   ARTICLE II

                                    THE NOTES

                  SECTION 201. Forms. The Series A Notes shall be known as the "9 3/4% Senior Secured Notes due 2012" and the Series B Notes shall be known as the "9 3/4% Series B Senior Secured Notes due 2012", in each case, of the Company. The Series A Note and Series B Note shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated into and made a part of this Indenture. The Trustee's certificate of authentication shall be substantially in the form of Exhibit B attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Transfer of Notice for the Notes shall be substantially in the form of Exhibit C attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, law, governmental rule or regulation, depository rule or usage, or other customary usage or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

                  The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                  Series A Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more registered global Notes without interest coupons in substantially the form attached hereto as Exhibit A and contain each of the legends set forth in
Section 202 (collectively, the "U.S. Global Notes"), registered in the name of the Depositary or its nominee, deposited with the Trustee, as custodian for the Depositary or its nominee, in each case for credit to the accounts of the Depositary's Direct and Indirect Participants, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                  Series A Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act, if any, shall be issued initially in the form of a single global Note, in substantially the form attached hereto as Exhibit A (the "Offshore Global Notes"), registered in the name of a nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary for credit to the accounts of Indirect Participants participating in DTC through the Euroclear System ("Euroclear") and Cedel Bank, Societe anonyme ("CEDEL"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Series A Notes issued pursuant to Section 214 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of permanent certificated Notes substantially in the form set forth herein (the "U.S. Physical Notes" and the "Offshore Physical Notes", respectively), as hereinafter provided.

                  The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." All registered global notes are referred to herein collectively as the "Global Notes."

                  SECTION 202. Restrictive Legends. Unless and until the earlier of (A) the date which is two years (or such shorter period of time as permitted by Rule 144 under the Securities Act and any successor provision thereunder) after the later of the original issue date of the Series A Notes or the last day on which the Company or any affiliate of the Company was the owner of a Series A Note or (B) the date that (i) a Series A Note is sold pursuant to an effective Shelf Registration Statement or (ii) a Series A Note is exchanged for an Series B Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (x) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (y) the Offshore Physical Notes and the Offshore Global Note shall bear the Private Placement Legend:

                  "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

         (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

         (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                  Each Global Note, whether or not a Series A Note, shall also bear the following legend on the face thereof:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 212 AND 214 OF THE INDENTURE DATED AS OF MAY

     22, 2002 BETWEEN THE COMPANY AND THE BANK OF NEW YORK, AS TRUSTEE."

          SECTION 203. Title and Terms. Except as provided in this Section 203, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $250,000,000.

          The Series A Notes shall be known and designated as the "9 3/4% Senior Secured Notes due 2012" and the Series B Notes shall be known and designated as the "9 3/4% Series B Senior Secured Notes due 2012," in each case, of the Company. Their maturity shall be June 1, 2012. Interest on any overdue principal amount shall be payable on demand.

          The principal of, premium, if any, and interest on each of the Notes shall be payable, and the Notes may be presented for registration of transfer and exchange at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated by the Company for such purpose; provided, however, that, at the option of the Company, interest may be paid: (i) by check mailed to the Holders at the addresses set forth on the registry books maintained by the Trustee who will initially act as Registrar for the Notes.

          Notwithstanding anything contained herein to the contrary, subject to compliance by the Company with Section 410, the Company may, without the consent of the Holders, issue more Notes under this Indenture on the same terms and conditions and with the same CUSIP numbers and/or other similar numbers contemplated in Section 217, as the Notes being offered as of the Issue Date in an unlimited principal amount (the "Additional Notes"); provided, however, that
(i) not less than 75% of the net proceeds from any such issuance shall be invested in additional Collateral, and (ii) as of the issue date for the Additional Notes, the Company shall, and shall have caused each Domestic Restricted Subsidiary to perform at their sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required in order to grant valid and perfected first-priority Liens, subject to Permitted Liens, to the Trustee for the benefit of the Holders of the Notes on such additional Collateral. Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same series as the initial Notes) for all purposes of this Indenture.

          Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to
Section 309. The Notes shall be subject to repurchase pursuant to a Proceeds Offer as provided in Section 413.

          The Notes shall be redeemable as provided in Article III.

          SECTION 204. Denominations. The Notes shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

          SECTION 205. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President and attested by its Secretary or an Assistant Secretary. The signature of any of these Officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

          Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

          On Company Order, the Trustee shall authenticate for original issue Series A Notes in an aggregate principal amount not to exceed $250,000,000. On Company Order, the Trustee shall authenticate for original issue Series B Notes in an aggregate principal amount not to exceed $250,000,000; provided, that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in respect of such Notes, the Trustee shall be entitled to receive, and, subject to Section 601, shall be fully protected in relying upon:

          (a) an Officers' Certificate which shall comply with the requirements of Section 1201 of this Indenture and which states that no Default or Event of Default under this Indenture has occurred and is continuing; and

          (b) an Opinion of Counsel which shall comply with the requirements of
Section 1201 of this Indenture and that states that;

                    (i) the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

                    (ii) when such Notes shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Notes will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Indenture, and enforceable in accordance with their terms, subject, as to enforcement, to (a) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally; (b) the effects of general principles of equity, whether applied by a court of law or equity, with respect to performance and enforcement; and (c) limitations imposed on enforceability of rights to indemnity and contribution by federal or state securities laws or principles of public policy; and

                    (iii) all laws and requirements in respect of the execution and delivery by the Company of such Notes have been complied with.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes.

          Each Note shall be dated the date of its authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

          In case the Company, pursuant to Article V, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person that shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Outstanding Notes for Notes authenticated and delivered in such new name.

          SECTION 206. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 402, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same rights, privileges and benefits under this Indenture as definitive Notes.

          SECTION 207. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee; or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          (a) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Note, pay such Note.

          (b) Upon the issuance of any replacement Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          (c) Every replacement Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 208. Payment of Interest; Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 402; provided, however, that each installment of interest may at the Company's option be paid by: (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 209, to the address of such Person as it appears in the Note Register; or (ii) transfer to an account located in the United States maintained by the payee.

          Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

                    (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause (i) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1205, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                    (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

          SECTION 209. Persons Deemed Owners. Prior to and at the time of the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and premium, if any, and (subject to Sections 208 and 213) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 210. Cancellation.

          All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder that the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by Company Order the Company shall direct that cancelled Notes be returned to it. The Trustee shall provide the Company with a list of all Notes that have been cancelled from time to time as requested by the Company.

          SECTION 211. Computation of Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 212. Book-Entry Provisions for Global Notes.

          (a) Each Global Note initially shall: (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary; (ii) be deposited with the Trustee as custodian for such Depositary; and (iii) bear legends as set forth in Section 202.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and its Direct and Indirect Participants (including, if applicable, those of Euroclear and CEDEL), which may change from time to time, and the provisions of Section
214. Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, only to another nominee of the Depositary, a successor of the Depositary or its nominee in certain limited circumstances, except: (i) as otherwise set forth in Section 214; and (ii) U.S. Physical Notes or Offshore Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the event that the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the date restriction on resale expires in accordance with Section 202 and except as otherwise provided in Section 214, bear the Private Placement Legend.

          SECTION 213. Registration, Registration of Transfer and Exchange.

          (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 402 being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Trustee is hereby initially appointed as security registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided. If the Trustee is not the Note Registrar, the Company shall cause the Note Registrar to furnish to the Trustee on or before the seventh Business Day preceding each Interest Payment Date and at such other times as the Trustee or any Paying Agent may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA(S) 312(a).

          (b) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 402, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

          (c) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged (including an exchange of Series A Notes for Series B Notes), at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive; provided, that no exchange of Series A Notes for Series B Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Series A Notes to be exchanged for the Series B Notes have been cancelled by the Trustee.

          (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (e) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in the form attached to the Note or otherwise satisfactory to the Company, the Note Registrar and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

          (f) No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 206, 308, 1006, 412 or 413 not involving any transfer.

          (g) The Company shall not be required: (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the selection of Notes to be redeemed under Section 304 and ending at the close of business on the day of such mailing of the relevant notice of redemption; (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) to issue, register, transfer or exchange any Note during a Change of Control Offer or an Proceeds Offer, if such Note is tendered pursuant to such Change of Control Offer or Proceeds Offer and not withdrawn.

          SECTION 214. Transfer Provisions.

          Unless and until the earlier of: (A) the date which is two years (or such shorter period of time as permitted by Rule 144 under the Securities Act and any successor provision thereunder) after the later of the original issue date of the Series A Notes or the last day on which the Company or any affiliate of the Company was the owner of the Series A Note; or (B) the date on which (i) a Series A Note is sold pursuant to an effective Registration Statement, or (ii) a Series A Note is exchanged for the Series B Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) General. The provisions of this Section 214 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

          (b) Certain Definitions. As used in this Section 214 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Note Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Note Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Note Registrar that it has agreed to transfer.

          As used in this Indenture, "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit D; "Rule 144A Certificate" means a certificate substantially in the form set forth in Exhibit E; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          (c) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the Global Note and is transferring to a transferee that will take delivery in the form of the Global Note.

          (d)  Procedures and Requirements. If the proposed transferor holds:

                   (i) a U.S. Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                        (A) delivers (or is deemed to have delivered pursuant to
                  clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note;

                        (B) delivers (or is deemed to have delivered pursuant to
                  clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the aggregate principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                        (C) delivers a Regulation S Certificate, then the Note
                  Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                           (1) register such transfer in the name of such
                     transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                           (2) if the proposed transferee is or is acting
                     through an Agent Member, record an increase in the aggregate principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the

                    Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                    In any of the cases described in this Section 214(d)(i)(A),
                    (B) or (C)(1), the Note Registrar shall deliver to the transferor a new U.S. Physical Note duly registered in the name of such transferor in principal amount equal to the principal amount not being transferred, if any, of such surrendered U.S. Physical Note, as applicable.

                    (ii) a beneficial interest in the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                         (A) delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the aggregate principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                         (B) delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                         (C) delivers a Regulation S Certificate, then the Note Registrar shall (x) record a decrease in the aggregate principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                              (1) register such transfer in the name of such
                    transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease, or

                              (2) if the proposed transferee is or is acting
                    through an Agent Member, record an increase in the aggregate principal amount of the Offshore Global Note equal to the amount of such decrease.

                    (iii) an Offshore Physical Note which is surrendered to the Note Registrar, and the proposed transferee or transferor, as applicable:

                         (A) delivers (or is deemed to have delivered pursuant
                    to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the aggregate principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                         (B) where the proposed transferee is or is acting
                    through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Note Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the aggregate principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                         (C) delivers (or is deemed to have delivered pursuant
                    to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note; or

                         (D) does not make a request covered by Section
                    214(d)(iii)(A), (B) or (C), then the Note Registrar shall
                    (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

                    In any of the cases described in this Section 214(d)(iii), the Note Registrar shall deliver to the transferor a new Offshore Physical Note duly registered in the name of such transferor in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Note, as applicable.

                     (iv) a beneficial interest in the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                         (A) delivers (or is deemed to have delivered pursuant
                    to clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Note Registrar shall (x) record a decrease in the aggregate principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred,
                    (y) record an increase in the aggregate principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                         (B) where the proposed transferee is or is acting
                    through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                         (C) delivers (or is deemed to have delivered pursuant
                    to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Note, then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the aggregate principal amount of the Offshore Global
                    Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                         (D) does not make a request covered by Section
                    214(d)(iv)(A), (B) or (C), then the Note Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the aggregate principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (e) Execution, Authentication and Delivery of Physical Notes. In any case in which the Note Registrar is required to deliver a Physical Note to a transferee or transferor, the Company shall execute, and the Trustee, upon Company Order, shall authenticate and make available for delivery, such Physical Note.

          (f) Certain Additional Terms Applicable to Physical Notes. Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Note Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (g) Transfers Not Covered by Section 214(d). The Note Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 214(d), such recording to be done in accordance with the otherwise applicable provisions of Section 214(d), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (h) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Direct Participants, Indirect Participants and/or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Note Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency or accuracy of any such certifications, legal opinions, other information or document.

          (i) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless: (i) the requested transfer is at least two years after the original issue date of the Series A Note; (ii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; or (iii) such Notes are exchanged for Series B Notes pursuant to an Exchange Offer.

          SECTION 215. Form of Regulation S Certificate. The Regulation S Certificate shall be substantially in the form of Exhibit D attached hereto, the terms of which are incorporated in and made a part of this Indenture.

          SECTION 216. Form of Rule 144A Certificate. The Rule 144A Certificate shall be substantially in the form of Exhibit E attached hereto, the terms of which are incorporated in and made a part of this Indenture.

          SECTION 217. CUSIP Numbers. The Company in issuing the Notes may use CUSIP and/or other similar numbers (if then generally in use) and, if so, the Trustee shall use such CUSIP and/or other numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such CUSIP and/or other numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers, in which event such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in such CUSIP and/or other numbers.

          SECTION 218. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA
Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

          SECTION 219. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Sections 313(a) and 313(b).

                                   ARTICLE III

                               REDEMPTION OF NOTES

          SECTION 301. Optional Right of Redemption. The Company, at its option, may redeem the Notes, which includes Additional Notes, if any, in whole, or from time to time in part, at any time on or after June 1, 2007, at the Redemption Prices (expressed as a percentage of the principal amount thereof) specified below (in each case together with accrued and unpaid interest, if any, up to the redemption date):

     If redeemed during the 12-month period beginning June 1,   Redemption Price
     2007 .....................................................     104.875%
     2008 .....................................................     103.250%
     2009 .....................................................     101.625%
     2010 and thereafter ......................................     100.000%

          Notwithstanding the foregoing, prior to June 1, 2005, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, with the net proceeds of a public offering of common stock by the Company (or of Holding to the extent such net proceeds are contributed as a capital contribution in exchange for common stock of the Company); provided, that at least 65% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after such redemption.

          SECTION 302. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 303. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 301 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days and not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 304.

          SECTION 304. Selection by Trustee of Notes to Be Redeemed. In the case of a partial redemption, the particular Notes or portion thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Notes not previously called for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis or by lot, or any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

          SECTION 305. Notice of Redemption. Notice of redemption shall be given by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at the last address for such Holder then shown on the Notes Register.

          All notices of redemption shall state:

          (a) the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 307, if any;

          (c) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed;

          (d) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

          (e) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 307) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date;

          (f) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any; and

          (g) the CUSIP number and/or other similar numbers contemplated in
Section 217.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 306. Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 417) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes that are to be redeemed on that date.

          SECTION 307. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes or part thereof shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date.

          On and after any Redemption Date, if money sufficient to pay the Redemption Price of any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 306, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the provision in the preceding paragraph, any accrued and unpaid interest on such Notes to the Redemption Date.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

          SECTION 308. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 402 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

          SECTION 309. Repurchase of Notes at the Option of the Holder Upon a Change of Control. Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder shall have the right, at such Holder's option, to require the Company to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) pursuant to the offer described in Section 309(b) (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), plus accrued and unpaid interest, if any, to the date of repurchase.

          (a) Within 10 Business Days after the occurrence of a Change of Control Date, the Company shall make an unconditional Change of Control Offer to the Holders to purchase all of the Notes pursuant to the offer described in clause (c) of this Section 309 at the Change of Control Purchase Price.

          (b) Within 10 Business Days following the Change of Control Date, the Company will send by first class mail, a notice to each Holder, with a copy to the Trustee, stating, among other things:

                    (i) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part (in denominations of $1,000 or an integral multiple thereof), at the Change of Control Purchase Price;

                    (ii) the circumstances and relevant facts regarding such Change of Control (including relevant information with respect to the transaction giving rise to such Change of Control);

                    (iii) the repurchase date specified by the Company (which shall be not earlier than 30 days nor later than 60 days after the date such notice is mailed) (the "Repurchase Date");

                    (iv) that any Note not tendered will continue to accrue interest in accordance with the terms hereof;

                    (v) that any Note repurchased pursuant to the Change of Control Offer will cease to accrue interest after the Repurchase Date;

                    (vi) that Holders electing to have a Note or portion thereof repurchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice not later than the close of business on the fifth Business Day prior to the Repurchase Date;

                    (vii) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, not later than the close of business on the third Business Day prior to the Repurchase Date (or such shorter period as may be required by applicable law), a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder previously delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes (or portions thereof) purchased;

                    (viii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

                    (ix) the instructions determined by the Company, consistent with this Article III, that Holders must follow in order to have their Notes accepted for repurchase; and

                    (x) Holders will have the right to have their notes repurchased by the Company if such notes are tendered for repurchase at any time prior to the close of business on the fifth business day prior to the Repurchase Date. Holders may withdraw their election, in whole or in part, at any time prior to the close of business on the third business day prior to the repurchase date (or such shorter period as may be required by applicable law).

          In the event a Change of Control occurs and any repurchase pursuant to the foregoing constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect, to the extent applicable, and any other applicable securities laws or regulations with respect to such repurchase. Such compliance to the extent inconsistent with any provision of this Article III shall be deemed full compliance with this Article III.

          On or before the Repurchase Date, the Company shall: (a) accept for payment the Notes or portions thereof properly tendered pursuant to the Change of Control Offer prior to the close of business on the third Business Day prior to the Repurchase Date; (b) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered; and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent, at the expense of the Company, shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Purchase Price with respect thereto, and the Trustee shall promptly authenticate and deliver by first class mail to each such Holder a new Note equal in principal amount to the principal amount of any unpurchased portion of the Note surrendered. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

                                   ARTICLE IV

                                   COVENANTS

          SECTION 401. Payment of Notes. The Company shall pay or cause to be paid the principal and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds for the benefit of the Holders on or before 10:00 a.m. New York City time on that date, U.S. Legal Tender designated for and sufficient to pay the installment.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Notes compounded semi-annually, to the extent lawful.

          SECTION 402. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment or for registration of transfer or exchange (the "Registrar") and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 1204. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 403. Corporate Existence. Subject to Article IX, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any of its Restricted Subsidiaries, any such existence, right or franchise, if the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any such Restricted Subsidiary, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Holders; and provided, further, that the provisions of this
Section 403 shall not limit the ability of the Company or any Restricted Subsidiary of the Company to engage in any transaction permitted by Article V hereof.

          SECTION 404. Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent (a) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Restricted Subsidiaries or properties or assets of the Company or any of its Restricted Subsidiaries and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property or assets of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and, if required by GAAP, for which disputed amounts adequate reserves have been established or where the failure to effect such payment or discharge is not adverse in any material respect to any Holder.

          SECTION 405. Maintenance of Properties and Insurance. The Company shall cause all material properties owned by or leased to it or any of its Restricted Subsidiaries and used or useful in the conduct of its respective business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order (reasonable wear and tear or loss by casualty excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or any of its Restricted Subsidiaries concerned, or of an officer (or other agent employed by the Company or such Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibilities for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be; and provided, further, that the provisions of this Section 405 shall not limit the ability of the Company or of any Restricted Subsidiary of the Company to engage in any transaction permitted by Article V hereof.

          The Company shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner for corporations similarly situated in the industry. The Company will comply with Section 4.5 of the Security Agreement with respect to such insurance policies. So long as no Event of Default shall have occurred and be continuing, the Company shall have all rights and powers to settle all losses under policies of insurance and to control the use of insurance proceeds in accordance with Section 413. Upon the occurrence and during the continuance of an Event of Default, such rights and powers shall be exercised by the Trustee with respect to insurance covering the Collateral.

          SECTION 406. Compliance Certificate; Notice of Default. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

          The Company shall deliver to the Trustee within 120 days after the end of each of its fiscal years a written report of a firm of independent certified public accountants with an established national reputation (who may be the Company's regular independent accountants) stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that the Company or any Subsidiary of the Company was not in compliance with the provisions set forth in Section 409, 410, 413 or 416 of this Indenture, or, if such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture or the Notes, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have or be charged with knowledge of a Default or an Event of Default unless a Trust Officer receives written notice of the Default giving rise thereto from the Company or any of the Holders and such notice references the Notes and this Indenture.

          SECTION 407. SEC Reports. The Company shall deliver to the Trustee and mail to each Holder, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Holders with such annual reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in
Section 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 408. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, wherever enacted, which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 409. Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if, after giving effect thereto: (i) a Default or an Event of Default, shall have occurred and be continuing; or (ii) the aggregate amount of all Restricted Payments made and the amount of Investments then outstanding pursuant to clause (vii)(y) under Section 416 by the Company and its Restricted Subsidiaries (the amount expended, distributed or invested for such purposes, if other than in cash, to be determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) from and after the date of this Indenture shall exceed the sum of: (a) 50% of Consolidated Net Income of the Company accrued for the period (taken as one accounting period) commencing with the date of this Indenture to and including the date of such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus (b) 50% of the (1) increase in depreciation expense resulting from the application of APB 16 purchase accounting to the acquisition of the Company in 1990, and (2) amortization of goodwill and deferred financing costs existing as of the date of this Indenture, in each case, for the period specified in clause (a) above; plus (c) the aggregate net cash proceeds, including marketable securities, received by the Company or Holding from the issuance or sale (other than to a Subsidiary of the Company or Holding, as the case may be) of its Capital Stock (other than Redeemable Stock) or any convertible debt securities that have been converted into shares of Capital Stock (other than Redeemable Stock), from and after the date of this Indenture, provided, that in the case of any issuance or sale by Holding such net cash proceeds are contributed as a capital contribution in exchange for common stock of the Company; plus (d) the aggregate amount received by the Company or its Restricted Subsidiaries from an Unrestricted Subsidiary (excluding amounts received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary which represents a repayment of the principal portion of any loan or advance or any return of contributed capital); plus (e) if there is a redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company, such aggregate amount of the net reduction in Investments in clause
(vii) of Section 416, not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary of the Company in such Unrestricted Subsidiary which amount was included in the calculation of the amount of Restricted Payments.

          The foregoing clause (ii) will not prevent: (a) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions; (b) the purchase, redemption or retirement or other acquisition of Capital Stock in exchange for or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of other shares of Capital Stock (other than Redeemable Stock) of the Company; (c) cash dividends paid to Holding which dividends are used by Holding to repurchase Capital Stock of Holding from officers and employees (or their estates) of Holding, the Company or its Subsidiaries upon death, disability or termination of employment of such officers and employees to the extent required by the terms of the Stockholder Agreement, including any extension of the Stockholder Agreement on substantially the same terms and conditions, as in effect on the date of this Indenture; provided, however, that the aggregate amount of all such repurchases in any fiscal year of the Company does not exceed $5,000,000; (d) cash dividends paid to Holding which dividends are used by Holding to repurchase shares of its Capital Stock from participants who are distributed such shares from the Stock Bonus Plan to the extent required by (i) the terms thereof as in effect on the date of this Indenture, and as amended to the extent required by applicable law, or (ii) any settlement, judgment, order or decree arising from claims related to the Stock Bonus Plan; (e) cash dividends paid to Holding out of the net proceeds to the Company of any benefits paid pursuant to the terms of the Life Insurance Policies; provided, however, that such net proceeds shall be first used to repurchase Capital Stock of Holding from the estate of such former officer or employee if such repurchase is required by the Stock Bonus Plan, the Stockholder Agreement or any other agreement and provided, further, that the amount of such dividend shall be excluded in the calculation of Restricted Payments for purposes of clause (ii) of the immediately preceding paragraph; (f) the purchase, redemption, retirement or other acquisition of any Indebtedness with the Net Proceeds from Asset Dispositions as permitted under Section 413; (g) the exchanging, refinancing or refunding of Subordinated Indebtedness through the issuance of Subordinated Indebtedness so long as (i) the principal amount of the new Subordinated Indebtedness to be issued does not exceed the principal amount (plus any premium and consent payments required) of the Subordinated Indebtedness so exchanged, refinanced or refunded and (ii) the Subordinated Indebtedness to be issued does not have a final maturity or mandatory redemption payments prior to the earlier of the final maturity of the Subordinated Indebtedness being so exchanged, refinanced or refunded or the stated maturity of the Notes; (h) any securities or other Investments received in connection with any sale or other disposition of property or assets, including any Asset Disposition that complies with
Section 413; (i) Investments in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness; (j) a $25,000,000 dividend payment to Holding; and
(k) additional Restricted Payments in an amount not to exceed $10,000,000; minus any dividends paid to Holding pursuant to clause (d)(ii) of this paragraph.

          SECTION 410. Limitation on Indebtedness.

          (a) The Company shall not create, incur, assume, guarantee or otherwise become liable for, and shall not permit any of its Restricted Subsidiaries to create, incur, assume, guarantee or otherwise become liable for, any Indebtedness, except for Permitted Indebtedness.

          (b) Notwithstanding the foregoing, the Company may create, incur, assume, guarantee or otherwise become liable for Indebtedness (other than guarantees of Indebtedness, the incurrence of which would not be permitted under this Indenture) if, at the time such Indebtedness is so created, incurred or assumed and after giving effect thereto and the application of the proceeds therefrom, the Fixed Charge Coverage Ratio of the Company for the four most recent fiscal quarters for which financial information is available shall not be less than 2.0 to 1.0.

          (c) For purposes of calculating the Fixed Charge Coverage Ratio referred to in the preceding paragraph, if the Indebtedness to be created, incurred or assumed is Indebtedness of an entity which is to be acquired by, and made a Restricted Subsidiary of, the Company or of a Restricted Subsidiary (whether or not such Indebtedness was incurred by such entity in connection with such acquisition), or is Indebtedness incurred by the Company or any Restricted Subsidiary in connection with such acquisition, then the Fixed Charge Coverage Ratio of the Company shall be determined on a pro forma basis giving effect to both the Fixed Charges related to such additional Indebtedness as well as the Consolidated Cash Flow of the entity to be acquired.

          SECTION 411. Limitation on Liens.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien except for Permitted Liens upon or with respect to any of its Property, whether owned at the date of this Indenture or thereafter acquired, or on any income or profits therefrom or assign or otherwise convey any right to receive income, unless the Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien.

          (b) If at any time the Company or any of its Restricted Subsidiaries shall incur any Lien requiring that the Notes be equally and ratably secured pursuant to the covenant in subsection (a) of this Section, the Company shall promptly deliver to the Trustee an Officers' Certificate, stating that such covenant has been complied with, and an Opinion of Counsel, stating that in such counsel's opinion such covenant has been complied with and that any instruments executed by the Company or any Restricted Subsidiary in their performance of such covenant complied with the requirements thereof.

          SECTION 412. Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless: (i) the Company would be able to incur Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction; or (ii) where the Company or such Restricted Subsidiary receives consideration from such Sale and Leaseback Transaction at least equal to the fair market value of the property subject thereto (which shall be determined in good faith by the Board of Directors and evidenced by a Board Resolution) and applies the Net Proceeds of such Sale and Leaseback Transaction in accordance with the provisions set forth in Section 413.

          SECTION 413. Limitation on Dispositions of Assets.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, sell, transfer, lease, convey or otherwise dispose of any assets (an "Asset Disposition"), unless:

                    (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the fair market value of the assets disposed of (which shall be determined in good faith by the Board of Directors and evidenced by a Board Resolution); and

                    (ii) the Net Proceeds received by the Company for such Asset Disposition consists of at least 75% cash, provided, however, that for the purposes of this covenant, "cash" shall include:

                         (A) the amount of any liabilities (other than
                  liabilities that are by their terms subordinated to the Notes) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Disposition or are no longer the liability of the Company or any Restricted Subsidiary (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Disposition), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities; and

                        (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary in connection with such Asset Disposition that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt.

          (b) The following transactions shall be excluded from the limitations set forth in the preceding paragraph:

                    (i) an Asset Disposition of Inventory in the ordinary course of business consistent with past practice;

                    (ii)  any Financing Disposition;

                    (iii) an Asset Disposition of the Designated Properties or the Designated Equipment;

                    (iv) any Shared Services Subsidiary Disposition, provided, that if a Shared Services Subsidiary Disposition requires the Asset Disposition of any Collateral by the Company to the Shared Services Subsidiary, concurrently with such Asset Disposition, the Company will cause the Shared Services Subsidiary to grant to the Trustee for the benefit of the Holders of the Notes a first-priority perfected security interest in that portion of the assets transferred in such Asset Disposition that constitutes Collateral; and

                    (v) as permitted under Section 501, which constitutes an Asset Disposition of all or substantially all of the Company's assets.

To the extent an Asset Disposition that is not excluded from the provisions of this covenant by the previous paragraph involves Collateral: (i) the Company shall cause the aggregate cash proceeds received by the Company or such Restricted Subsidiary in respect of Collateral subject to an Asset Disposition (or any related Asset Disposition), net of the items set forth in clauses (i) through (iii) of the definition of Net Proceeds (the "Collateral Proceeds"), to be deposited with the Trustee in the Collateral Account as and when received by the Company or any of its Restricted Subsidiaries in accordance with the terms of the Security Agreement in the event such Collateral Proceeds exceed $5,000,000, provided, that no indebtedness other than the Obligations may be permanently repaid or prepaid out of, or on account of, any Collateral Proceeds; and (ii) the Net Proceeds received by the Company or such Restricted Subsidiary from such Asset Disposition are applied in accordance with the following paragraphs.

          (c) Within 365 days from the date of such Asset Disposition, the Net Proceeds thereof shall be applied:

                    (i) in the case of Collateral Proceeds (whether or not deposited into the Collateral Account), to acquire property, buildings, fixtures, equipment or other items related to the Company's business and in which the Trustee on behalf of the Holders will have (subject to Permitted Liens) a first-priority perfected Lien and otherwise in accordance with the provisions of the Security Documents; and

                    (ii) in the case of Net Proceeds other than Collateral Proceeds, (x) applied to capital expenditures of the Company or the Restricted Subsidiaries, (y) used by the Company or a Restricted Subsidiary to acquire additional properties or assets related to the Company's business or to make Investments in entities, which, after giving effect to such Investment, will become Restricted Subsidiaries, or (z) applied to repay, repurchase or redeem indebtedness of a Restricted Subsidiary or indebtedness of the Company ranking on a parity with or senior to the Notes;

          provided, however, that if such Asset Disposition was completed in connection with improvements at another facility of the Company within 365 days prior to such Asset Disposition, the Net Proceeds to be applied in the manner set forth in (i) and (ii) of this clause will be reduced by an amount up to, but not to exceed, the capital expenditure required for such improvements; to the extent that the improvements have been included in the Collateral as of the date of such Asset Disposition.

          Notwithstanding clause (c)(ii)(z) above, if such repaid, repurchased or redeemed Indebtedness is Indebtedness incurred under or in respect of the Revolver Credit Facility, the amount of borrowing capacity under the Revolver Credit Facility shall be permanently reduced by the amount of such repayment, repurchase or redemption; provided, however, no such permanent reduction in borrowing capacity shall be required (i) to the extent of the aggregate value of any accounts receivables, inventory or other Revolver Collateral included in any Asset Disposition; or (ii) if such repayment, repurchase or redemption is made with the Net Proceeds remaining after consummation of a Proceeds Offer (as defined below).

          (d) To the extent that Net Proceeds from such Asset Disposition are not so applied, the Company (or the Restricted Subsidiary, as the case may be) shall use the remaining Net Proceeds (less any amount of Net Proceeds used to pay reasonable fees and expenses connected with an Offer to Purchase hereunder) (the "Purchase Amount") to make an Offer to Purchase notes in accordance with the requirements of this Indenture (the "Proceeds Offer") at a price (the "Offer Price" or the "Section 413 Offer Price") equal to 100% of the principal amount thereof on the date (the "Purchase Date") the Notes tendered are purchased and paid for in accordance with this Section 413. If at any time any non-cash consideration received by the Company or a Restricted Subsidiary in respect of a disposition of assets is converted into or sold or otherwise disposed of for cash, then such cash shall constitute Net Proceeds for purposes of this provision and shall be applied in accordance with the preceding two sentences within 30 days of the receipt of such cash. The receipt of all proceeds of insurance paid on account of the loss of or damage to any assets and awards of compensation for any such assets taken by condemnation or eminent domain, net of expenses incurred in their collection, shall constitute Net Proceeds.

          Notwithstanding the foregoing, a Proceeds Offer may be deferred with respect to an Asset Disposition or series of related Asset Dispositions if the Net Proceeds, after giving effect to the application, if any, as set forth in clauses (c)(ii)(x), (y) or (z) above, is less than $5,000,000. Such Proceeds Offer may be deferred until such time as such Net Proceeds, plus the aggregate amount of Net Proceeds resulting from any prior or subsequent Asset Disposition(s) not otherwise applied as provided in clauses (c)(ii)(x), (y) or (z) above, is at least equal to $7,500,000, at which time the Company shall apply all such Net Proceeds to a Proceeds Offer.

          (e) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual restriction other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those in effect under all Indebtedness existing as of the Issue Date, including the Revolver Credit Facility and this Indenture, that would materially impair the ability of the Company to comply with the provisions of this covenant.

          (f) If at any time any non-cash consideration (other than any such consideration consisting of inventory, accounts receivable and certain related assets securing or permitted to secure the Revolver Credit Facility) is received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Disposition which includes Collateral, such non-cash consideration shall be made subject to the Lien of the Security Documents in the manner contemplated in the Security Documents to the extent of the purchase price allocated to the Collateral. If and when any such non-cash consideration received from any Asset Disposition (whether or not relating to Collateral) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant and the Note Documents.

          (g) All Insurance Proceeds and all Net Awards required to be delivered to the Trustee pursuant to any Note Document shall constitute Trust Moneys and shall be delivered by the Company or a Restricted Subsidiary, as the case may be, to the Trustee contemporaneously with receipt by the Company or such Restricted Subsidiary and be deposited into the Collateral Account and applied in accordance with the applicable provisions of the Security Agreement. Insurance Proceeds and Net Awards so deposited that may be applied by the Company or a Restricted Subsidiary to effect a Restoration of the affected Collateral under the applicable Security Document may be withdrawn from the Collateral Account only in accordance with the applicable provisions of the Security Agreement. Insurance Proceeds and Net Awards so deposited that are not applied to effect a Restoration of the affected Collateral under the applicable Security Document may only be withdrawn in accordance with applicable provisions of the Security Agreement.

          Notwithstanding the foregoing, to the extent that any or all of the Net Proceeds of any Asset Disposition is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied pursuant to this provision but may be retained for so long, but only for so long, as the applicable local law will not permit repatriation to the United States. The Company will promptly take all reasonable actions required by the applicable local law to permit such repatriation, and once such repatriation of any affected Net Proceeds is permitted under applicable local law, such repatriation will be immediately effected and such repatriated Net Proceeds will be applied in the manner set forth above as if such Asset Disposition had occurred on the date of repatriation.

          SECTION 414. Limitation on Restricted Subsidiary Dividends. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, assume or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions in respect of such Restricted Subsidiary's Capital Stock or otherwise transfer cash or assets or make loans or advances to the Company or any other Restricted Subsidiary, or pay Indebtedness owing to the Company or any other Restricted Subsidiary; (ii) make any loans or advances to the Company or any Restricted Subsidiary; or (iii) transfer any of its property or cash to the Company or any Restricted Subsidiary, other than as permitted by this Indenture, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) customary non-assignment provisions of any agreement or obligation, including a lease governing a leasehold interest, of the Company or a Subsidiary of the Company, (c) this Indenture and the other Note Documents and any amendments, modifications or refinancing thereof; provided, however, that any such amendments, modifications or refinancings shall not impose any greater encumbrance or restriction than those contemplated by this Indenture and the other Note Documents as in existence on the date of original issuance of the Notes; (d) the Revolver Credit Facility, provided, however, that any amendments to the Revolver Credit Facility shall not impose any greater encumbrance or restriction than those contemplated by such Revolver Credit Facility as in existence on the date of original issuance of the Notes, (e) any Indebtedness incurred pursuant to clause (xiv) of the definition of Permitted Indebtedness and any amendments, modifications or refinancings thereof, (f) any instrument governing Indebtedness of a Person acquired by the Company or any Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (g) any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property (including without limitation, customary restrictions relating to assets securing any Indebtedness under the Revolver Credit Facility or the Indebtedness incurred pursuant to clause (viii) or (xiv) of the definition of Permitted Indebtedness), (h) contracts for the sale of assets, including customary restrictions with respect to agreements for sale of substantially all of the Capital Stock or assets of such Subsidiary; provided, that such restrictions apply only to the assets being sold and for only so long as such contract remains in effect, or (i) an agreement relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity. Nothing contained in this
Section 414 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 411 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

        SECTION 415. Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into transactions with Affiliates of the Company or Holding (other than the Company and its Wholly Owned Restricted Subsidiaries) except for Permitted Transactions, transactions in respect of Restricted Payments made in accordance with Section 409 and transactions the terms of which are no less favorable than the terms which could be obtained by the Company, or, if the Company is not a party to such transaction, such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties, and the Company delivers to the Trustee:

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        (a) for transactions involving aggregate payments in excess of
$3,000,000, a resolution of the Board of Directors of the Company (including all, if any, of the disinterested directors) to the effect that the terms of such transactions are fair and reasonable to the Company, or if the Company is not a party to such transaction, such Restricted Subsidiary; and

        (b) for transactions involving aggregate payments in excess of $10,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary of the terms of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        SECTION 416. Limitation on Investments. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Investments in any other person, except: (i) Investments in the Company or in any other Restricted Subsidiary by any Restricted Subsidiary or by the Company in a Wholly Owned Restricted Subsidiary of the Company; (ii) receivables owing to the Company or its Restricted Subsidiaries created in the ordinary course of business and payable or dischargeable substantially in accordance with customary trade terms;
(iii) Permitted Transactions; (iv) Investments made in Cash Equivalents; (v) Investments permitted to be made pursuant to Section 413; (vi) Investments existing on the date of this Indenture; and (vii) Investments in Unrestricted Subsidiaries (or an entity or entities) which, after giving effect to such Investment, becomes an Unrestricted Subsidiary) not otherwise permitted by clauses (i) through (vi) above, in an aggregate amount not exceeding at any time outstanding the sum of (x) $10,000,000; and (y) an amount which is equal to the amount of Restricted Payments permitted at such time to be made pursuant to
Section 409 (the sum of (x) and (y) being referred to as the "Permitted Investment Amount").

        SECTION 417.  Money for Note Payments to Be Held in Trust.

        (a) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, or premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        (b) Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, or premium, if any, or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal, and premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

        (c) The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                (i) hold all sums held by it for the payment of the principal of, and premium, if any, or interest on Notes in trust for the benefit of the Persons

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

        entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal and premium, if any, interest; and

                (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

        SECTION 418.  Additional Collateral.

        (a) The Company shall, and shall cause each Domestic Restricted Subsidiary to perform at their sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents, from time to time, in order to grant and maintain valid and perfected Liens on the Collateral in favor of the Trustee in the priorities purported to be created by the Security Documents, subject only to Liens permitted under this Indenture and the other Note Documents to be senior or pari passu to the Liens of the Trustee, and to fully preserve and protect the rights of the Holders. The Company shall, and shall cause each Domestic Restricted Subsidiary to, pay and satisfy promptly all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the other Note Documents, any amendments thereto and any other instruments of further assurance.

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

        (b) During the term of this Indenture, the Company shall, not later than each anniversary of the Issue Date, furnish to the Trustee an Opinion of Counsel, dated as of such date, either: (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior opinions of counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding twelve months fully to preserve and protect the rights of the Trustee and the Holders and under each of the Note Documents with respect to the Liens; or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

        (c) The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, deliver to the Trustee the following documents and instruments with regard to real property acquired after the Issue Date having a net book value or a fair market value of at least $1,500,000, providing for first-priority mortgages (which shall constitute additional security for the Obligations), subject to Permitted Liens:

                (i) a Mortgage or other instrument or instruments in recordable form sufficient to grant to the Trustee for the benefit of the Holders of the Notes: (A) substantially the same rights and remedies in respect of such real property as granted thereto under the Mortgages executed and delivered on the date of this Indenture; and (B) a valid first-priority mortgage Lien on such real property subject to no Liens other than Permitted Liens;

                (ii) a policy of title insurance (or paid commitment to issue title insurance) insuring that the Lien of the instruments delivered pursuant to clause (i) above constitutes a valid and perfected first-priority mortgage Lien on such real property in an aggregate amount equal to the lesser of the fair market value of the real property and the then outstanding principal amount of the Obligations, together with an Officers' Certificate stating that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions of the type included in the title insurance policy or otherwise delivered to the Trustee on the Issue Date with respect to such Collateral;

                (iii) certified perimeter surveys of the real property covered by each Mortgage by registered surveyors, together with an Officers' Certificate that such survey is in acceptable form, bearing legal descriptions conforming exactly to those contained in the title insurance policy referred to in the preceding clause (ii); indicating the length of exterior boundary lines of the property subject to the Mortgage, locations of all buildings, utility or other easements, showing the location of all easements of record, encroachments, if any, and means of access to the real property from a public way; and the surveyor's original certification to the Trustee and the title insurance company issuing the policies described in the preceding clause;

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

                (iv) Uniform Commercial Code financing statements necessary or desirable to perfect the valid, first-priority lien granted by each Mortgage, subject to no Liens other than Permitted Liens;

                (v) policies or certificates of insurance with respect to the insurance required to be maintained in respect of the property covered by each Mortgage pursuant to the terms of this Indenture and the other Note Documents, naming the Trustee as loss payee or additional named insured, as appropriate;

                (vi) Notwithstanding the foregoing, if the real property referred to in this paragraph is subject to Permitted Liens of the nature described in clause (xvi) of the definition thereof, the Company shall, and shall cause its Domestic Restricted Subsidiaries to, enter into such documentation as is necessary to grant a second-priority security interest in such property; provided, that if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the second-priority security interest for the benefit of the Trustee. If such third party does not consent to the granting of the second-priority security interest after the use of commercially reasonable efforts, the Company and its Domestic Restricted Subsidiaries will not be required to provide such security interest; and

                (vii) an Officers' Certificate stating that the conditions in clauses (i) through (v) and, if applicable clause (vi), above in this paragraph (c) have been satisfied.

        (d) After repayment of the industrial revenue bond indebtedness incurred in connection with the construction of the Company's Plainfield, Indiana facility, the Company will deliver to the Trustee the documents specified in clauses (i), (ii), (iii), (iv), (v) and (vii) of the preceding paragraph in respect of such facility.

        SECTION 419. Limitation on Impairment of Liens. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, take or omit to take any action which action or omission would be reasonably expected to have the result of impairing the Liens and security interest in favor of the Trustee for the benefit of the Holders of the Notes with respect to the Collateral and the Company will not grant to any Person, or suffer any Person to have, any interest in the Collateral, in each case other than as otherwise permitted by this Indenture or the other Note Documents.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, enter into any agreement or instrument that by its terms requires that the proceeds received from any sale of Collateral be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Indenture or any Collateral pursuant to
Section 411. A release of any of the Collateral strictly in accordance with the terms of this Indenture and the other Note Documents will not be deemed for any purpose to be an impairment of security under this Indenture.

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

        SECTION 420. Limitation on Sale and Issuance of Subsidiary Stock. The Company shall not sell, and shall not permit any of its Subsidiaries to issue or sell, any shares of Capital Stock of any Subsidiary of the Company to any Person other than the Company or a Subsidiary of the Company, except for shares of common stock of any Subsidiary of the Company with no preferences or special rights or privileges and with no redemption or prepayment provisions; provided, however, that this Section 420 shall not prevent the issuance of or be violated by reason of Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, Preferred Stock issued by a Person prior to the time that
(a) such Person becomes a Subsidiary of the Company, (b) such Person merges with or into a Subsidiary of the Company or (c) another Person merges with or into such Person in transaction in which such Person becomes a Subsidiary of the Company, in each case only if such Preferred Stock was not issued in anticipation of or in connection with or as a result of such transaction (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the Holders thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to that date of redemption or maturity of the Preferred Stock being so exchanged or refinanced); provided, further, that
(a) the liquidation value of such Preferred Stock so issued shall not exceed the liquidation value of the Preferred Stock so exchanged or refinanced and (b) the Preferred Stock so issued (i) shall have a stated maturity not earlier than the stated maturity of the Preferred Stock being exchanged or refinanced and (ii) shall have the average life equal to or greater than the remaining average life of the Preferred Stock being exchanged or refinanced.

        SECTION 421. Security Documents. Neither the Company nor any of its Domestic Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Security Documents to the extent that such amendment, waiver, modification or action would have a material adverse effect on the rights of the Trustee or the Holders of the Notes (as provided in the Security Documents), provided, that:

        (a) Collateral may be released or modified as expressly provided herein and in the Security Documents;

        (b) Liens and pledges may be released as expressly provided herein and in the Security Documents; and

        (c) this Indenture and any of the Security Documents may be otherwise amended, waived or modified pursuant to Article X.

        SECTION 422. Further Assurances. The Company shall and shall cause each of its Subsidiaries to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order: (i) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests covered by any of the Security Documents; and (ii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby. Without limiting the generality of the

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

foregoing, the Company will also comply, and will cause each of its Domestic Restricted Subsidiaries to comply, with Section 4.7 of the Security Agreement and Section 5.1.1 of the Mortgages.

                                   ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        SECTION 501. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not in a single transaction or through a series of related transactions consolidate with or merge with or into another person or directly or indirectly sell, transfer, lease or convey all or substantially all of its properties and assets to another person unless:

        (a) (i) the Company is the continuing corporation in the case of a merger or (ii) the resulting, surviving or transferee entity (the "Surviving Entity") is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under this Indenture and the Notes;

        (b) no Default or Event of Default shall have occurred and be continuing immediately after giving effect to such transaction;

        (c) the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, on a pro forma basis after giving effect to such consolidation, merger or sale, transfer, lease or conveyance of assets (but prior to any purchase accounting adjustments resulting from the transaction) is not less than the Consolidated Net Worth of the Company, immediately prior to the date of the transaction; and

        (d) immediately after giving effect to such transaction, the Company or the Surviving Entity, as the case may be, on a pro forma basis would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 410 as if, in the case of the Surviving Entity, such Person were the Company.

        Notwithstanding the foregoing, clause (d) above shall not prohibit a transaction, the principal purpose of which is (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the restrictions of this section.

        The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an opinion of counsel, stating all conditions precedent to the proposed transaction provided for in this Indenture have been complied with, except that counsel will not be required to opine on clause (c) of this Section, and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (c) of this section.

        SECTION 502.  Opinion of Counsel to Trustee; Officers' Certificate.  The

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

Trustee shall receive and, subject to the provisions of Sections 601 and 602, be entitled to rely upon an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the applicable provisions of this Indenture and that all conditions precedent herein provided relating to such transaction have been complied with.

        SECTION 503. Successor Corporation Substituted. Upon any consolidation or merger, or any transfer of assets in accordance with Section 501, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as the Company herein, all without any further act or deed on the part of such successor being required. When a Surviving Entity duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes, the predecessor shall be released from such obligations.

                                   ARTICLE VI

                                    TRUSTEE

        The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

        SECTION 601. Duties of Trustee. (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        (b)  Except during the continuance of an Event of Default known to the
Trustee:

                  (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture against the Trustee.

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but has no duty to confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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

                  (i) this clause does not limit the effect of paragraph (b) of this Section 601;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any other Note Document.

        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 601.

        (f) The Trustee shall not be liable for interest on any monies or other assets received by it except as the Trustee may agree in writing with the Company. Monies and other assets held in trust by the Trustee need not be segregated from other monies or assets except to the extent required by law.

        SECTION 602.    Rights of Trustee.  Subject to Section 601:

        (a) The Trustee may conclusively rely, and shall be protected from acting or refraining from acting, on any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 1201 and 1202. The Trustee shall not be liable for any action it takes or omits to take in the absence of bad faith in reliance on such certificate or opinion. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or Company Request, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (provided that an employee is not an agent for this purpose) appointed with due care.

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

        (d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

        (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

        (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

        (h) The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are hereby extended and made applicable to, and shall be enforceable by, (i) the Trustee in each of its capacities under this Indenture, and by each agent, custodian and other Person employed to act under this Indenture and (ii) the Trustee acting in its capacity as Trustee under any Security Document, and by each agent, custodian and other Person employed to act under any Security Document.

        (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        (j) The permissive right of the Trustee to take any action under this Indenture or under any other Note Document shall not be construed as a duty.

        (k) The Trustee shall not be deemed to have or be charged with knowledge of a Default or an Event of Default unless a Trust Officer receives written notice of the Default giving rise thereto from the Company or any of the Holders and such notice references the Notes and this Indenture.

        SECTION 603. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the

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

Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee or acting in any such other capacity. However, subject to and in accordance with Section 310(b) of the TIA and Section 610 hereof, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 610 and 611.

          SECTION 604. Trustee's Disclaimer; Limitation on Duty of Trustee in Respect of Collateral. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Company's use of the proceeds from the Notes; it shall not be responsible for any statement of the Company in this Indenture or in any document executed in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication; and it shall not be responsible for the use or application of any funds received by a Paying Agent other than the Trustee.

          Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for recording or filing or re-recording or re-filing any mortgage or financing or continuation statements or recording or re-recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

          The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Note Document or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any of its Domestic Restricted Subsidiaries to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Note Document by the Company or any other Person that is a party thereto or bound thereby

          SECTION 605. Notice of Default. If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or Event of Default in payment of principal of, or

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premium, if any, or interest on, any Note (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the payment of the Redemption Price on the Redemption Date and the Section 413 Proceeds Offer on the Purchase Date), the Trustee shall be protected in withholding such notice if and so long as a committee of its Trust Officers or its executive committee in good faith determines that withholding such notice is in the interests of the Holders.

          SECTION 606. Reports by Trustee to Holders. Within 60 days after each June 1 beginning with the June 1 following the date of this Indenture, the Trustee shall deliver by first class mail to each Holder a brief report dated as of such date that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S)313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

          SECTION 607. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company shall reimburse the Trustee upon request and presentation by the Trustee of evidence therefor reasonably acceptable to the Company for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

          The Company shall indemnify the Trustee (in its capacity as Trustee (whether under this Indenture or any other Note Document) and, if applicable, in its capacity as Note Registrar and Paying Agent and any other capacity contemplated by this Indenture or any other Note Document) and its officers, directors, employees and agents for, and hold it and them harmless from and against any loss, liability or expense (including taxes) incurred by it or any of them without gross negligence or willful misconduct on its part, arising out of, relating to or in connection with this Indenture or any of the other Note Documents, the transactions contemplated hereby or thereby, the administration of this trust or its rights or duties hereunder or under any of the other Note Documents, including the reasonable costs (including reasonable counsel fees and expenses) and expenses of defending itself against any claim or liability in connection with any thereof. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 607. The Company shall defend any such claim with counsel satisfactory to the Trustee, and the Trustee shall reasonably cooperate at the Company's expense in such defense. The Trustee may have separate counsel in any such action or proceeding and participate in the investigation and defense thereof and the Company shall pay the reasonable fees and expenses of one such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and, in the sole judgment of the Trustee, there is no

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

conflict of interest between the Company and the Trustee in connection with such defense or there are no legal defenses available to the Trustee that are different from or are in addition to those available to the Company, or if all parties commonly represented agree as to the action (or inaction) of counsel. Notwithstanding the foregoing, if the failure to provide separate counsel to the Trustee in any such action or proceeding, in the sole judgment of the Trustee, would jeopardize the reputation or name or otherwise materially adversely affect the business interests of the Trustee, the Trustee shall be entitled to separate counsel, the fees and expenses in respect of which shall be borne by the Company. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence or willful misconduct.

          The Company shall defend, indemnify, and hold harmless the Trustee from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, or any policies or requirements of the Environmental Protection Agency, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses. For purposes of this paragraph, "Hazardous Material" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company may have to the Trustee at common law.

          As security for the performance of the obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Notes upon the Collateral and all monies held or collected by the Trustee hereunder or under any Security Document, in its capacity as Trustee; and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any monies in the Collateral Account and any other trust monies held by it hereunder or under any Security Document.

          In addition to and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee (in its capacity as Trustee and, if applicable, in its capacity as Notes Registrar and Paying Agent) incurs expenses (including the reasonable charges and expenses of counsel) or renders services after an Event of Default

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

specified in Section 601(d) or (e) occurs, such expenses and the compensation for services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

          The Company's obligations under this Section 607 and the lien referred to in this Section 607 shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Articles VII and VIII of this Indenture and any rejection or termination of this Indenture under any applicable Bankruptcy Law or other termination of this Indenture.

          "Trustee" for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

          SECTION 608. Replacement of Trustee.

          A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 610;

          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law and such order shall remain unstayed and in effect for a period of 60 consecutive days;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee appointed as provided in this Section shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee hereunder and under the other Security Documents, subject nevertheless to its lien provided in Section 607, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

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

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or the retiring Trustee may appoint a successor Trustee.

          If the Trustee fails to comply with Section 610, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 608, the Company's obligations under Section 607 shall continue for the benefit of the retiring Trustee.

          SECTION 609. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee.

          SECTION 610. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1) and TIA (S) 310(a)(5). The Trustee shall have a combined capital and surplus of at least $75,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b); provided, that there shall be excluded from the operation of TIA (S) 310(b)(1) the Indenture, dated as of March 24, 1998, by and between the Company and United States Trust Company of New York (The Bank of New York successor as trustee), as trustee and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 611. Preferential Collection of Claims against Company. The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

          SECTION 612. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder and other the Security Documents, subject nevertheless to its lien provided for in Section 607. Upon reasonable request of any such successor Trustee, the Company shall

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

execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 613. Appointment of Paying Agent.

          As of the Issue Date, the Company appoints the Trustee as the Paying Agent.

          SECTION 614. Appointment of Co-Trustee.

          (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 610 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 608 hereof.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                      (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                      (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this

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Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE VII

                           SATISFACTION AND DISCHARGE

          SECTION 701. Satisfaction and Discharge of Indenture. This Indenture and the Security Documents shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

          (a) either:

               (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 207 and (2) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 417) have been delivered to the Trustee for cancellation; or

               (ii) all such Notes not theretofore delivered to the Trustee for cancellation:

                    (A) have become due and payable, or

                    (B) will become due and payable at their maturity within one year, or

                    (C) are to be called for redemption within one year under
               arrangements satisfactory to the Trustee for the giving

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

                    of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose United States dollars in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. (Such Opinion of Counsel may, as to all matters of fact, rely on, among other things, such Officers' Certificate).

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Sections 702 and 417(e) shall survive.

          SECTION 702. Application of Trust Money. Subject to the provisions of the last paragraph of Section 417, all money deposited with the Trustee pursuant to Section 701 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE VIII

                       DEFEASANCE AND COVENANT DEFEASANCE

          SECTION 801. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 802 or Section 803 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article VIII. Either Section 802 or Section 803 may be applied to the Notes to any Redemption Date or the maturity of the Notes.

          SECTION 802. Defeasance and Discharge. Upon the Company's exercise under Section 801 of the option applicable to this Section 802, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes, on the date the conditions set forth in Section 804 are satisfied (hereinafter, "defeasance"). For this purpose,

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

such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which thereafter shall be deemed to be "Outstanding" only for the purposes of Section 805 and the other Sections of this Indenture referred to in (a) and (b) below, and the Company, if any, shall be deemed to have satisfied all its obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 804 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, on and interest on such Notes when such payments are due; (b) the Company's obligations with respect to such Notes under Sections 206, 207, 213, 402 and 417; (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (d) this Article VIII; provided, however, that the Company's rights pursuant to Section 301 shall not be terminated or discharged hereunder. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 802 notwithstanding the prior exercise of its option under Section 803 with respect to the Notes.

          SECTION 803. Covenant Defeasance. Upon the Company's exercise under
Section 801 of the option applicable to this Section 803, the Company shall be released from their respective obligations under any covenant contained in
Section 501 and in Sections 404 through 420 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be Outstanding for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 901, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 804. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 802 or
Section 803 to the Outstanding Notes:

          (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article VIII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (1) money in an amount, or (2) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to

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

pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal amount of, premium, if any, on and interest on the Outstanding Notes to the maturity (or Redemption Date, if applicable) of such principal and premium, if any, or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with
Section 303 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article III hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

          (b) No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, the proceeds of which are applied to such deposit) or, insofar as paragraphs (d) and
(e) of Section 901 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a Default or Event of Default resulting from the incurrence of Indebtedness, the proceeds of which are applied to such deposit) or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (d) In the case of an election under Section 802 and in the event that such election shall occur more than twelve months prior to the maturity of the Outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since May 22, 2002, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall state to the effect that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

          (e) In the case of an election under Section 803 and in the event that such election shall occur more than twelve months prior to the maturity of the Outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

          (f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the Company's deposit, the trust funds shall not be

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

subject to the effect of any applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally.

          (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to either the defeasance under Section 802 or the covenant defeasance under Section 803 (as the case may be) have been complied with. In rendering such Opinion of Counsel, counsel may rely on such Officers' Certificate as to any matters of fact (including as to compliance with the foregoing clauses (a)(1), (2) and (3)).

          SECTION 805. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

          Subject to the provisions of Section 417(e), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 805, the "Trustee") pursuant to Section 804 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of the principal amount at and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify and hold harmless the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 804 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the Outstanding Notes.

          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 804 that, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

          SECTION 806. Reinstatement.

          If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 805 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes and the Note Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 802 or 803, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 805; provided, however, that if the Company makes any payment of the principal amount, or premium, if any, or interest on any Note following the reinstatement of its

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obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         SECTION 901. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any installment of interest upon any of the Notes as and when the same becomes due and payable, and continuance of such default for a period of 30 days;

         (b) default in the payment of all or any part of the principal of (or premium, if any, on), the Notes when and as the same become due and payable at maturity, redemption, by declaration or otherwise, including payment of the Change of Control Purchase Price (as defined in Section 309) in accordance with this Indenture;

         (c) failure by the Company to duly observe, perform or comply with any material covenant or agreement contained in the Notes or in this Indenture which failure continues for a period of 60 days after written notice specifying such failure stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding;

         (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law affecting creditors' rights now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of the property of the Company or any Material Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

         (e) the Company or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law affecting creditors' rights now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of the property of the Company or any Material Subsidiary,

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or the Company or any Material Subsidiary shall make any general assignment for the benefit of creditors;

         (f) (i) a default which extends beyond any stated period of grace applicable thereto, excluding any extension thereof, under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, whether now existing or hereafter created, aggregating in principal amount in excess of $10,000,000 at any one time, if as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its final stated maturity, or (ii) failure to pay such Indebtedness, aggregating in principal amount in excess of $10,000,000 at any one time, at its final stated maturity; or

         (g) any representation or warranty of the Company in any Note Document with respect to any material portion of the Collateral shall have been untrue in any material respect when made, and the same is not able to be cured, or is not cured or waived within 60 days after written notice is given to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

         (h) any Note Document with respect to Collateral having a fair market value in excess of $1,500,000 shall be held to be unenforceable or invalid by a court of competent jurisdiction (and such holding remains undischarged or unstayed for a period of 30 days) or otherwise ceases to be in effect (except as otherwise permitted by this Indenture or the Note Documents), or the Company shall deny or disaffirm its obligations under any Note Document or the Notes, or the Notes shall fail to be secured by any theretofore perfected security interest in the Collateral having a fair market value in excess of $1,500,000 (except as otherwise permitted by this Indenture or the Note Documents), which in each circumstance continues for a period of 60 days after written notice is given to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding, which breach has not been cured by any applicable cure period specified in the Note Documents; or

         (i) the rendering of final judgments not covered by insurance (which coverage shall be in full force and effect) for the payment of money in an amount equal to or greater than, in the case of any one such judgment $5,000,000, and, in the case of all such judgments $7,500,000, against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction which are not stayed, satisfied, vacated or discharged within 60 days after such judgments become final and nonappealable.

         Notwithstanding the 60-day period and notice requirement contained in
Section 901(c) above, with respect to a default under Section 309, the 60-day period referred to in Section 901(c) shall be deemed to have begun as of the date the notice relating to a Change of Control Offer (as defined in Section
309) is required to be sent in the event such notice indicates (or would, if sent, properly indicate) that the Company has not complied with the provisions of Section 309, and the Tru\stee or Holders of at least 25% in principal amount of the then outstanding Notes thereafter give the Notice of Default referred to in Section 901(c) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price (as defined

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in Section 309) on the Repurchase Date (as defined in Section 309), such default shall be deemed, for purposes of this Section 901, to arise no later than on such date.

         Notwithstanding the 60-day period and notice requirement contained in
Section 901(c) above, with respect to a default under Section 413, the 60-day period referred to in Section 901(c) shall be deemed to have begun as of the date the notice of a Proceeds Offer is required to be sent in the event the
Section 413 notice indicates (or would, if sent, properly indicate) that the Company has not complied with the provisions of Section 413, and the Trustee or Holders of at least 25% in principal amount of the then Outstanding Notes thereafter give the Notice of Default referred to in Section 901(c) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Section 413 Offer Price on the Purchase Date, such default shall be deemed, for purposes of this Section 901, to arise no later than on the Purchase Date.

         SECTION 902. Acceleration of Maturity Date; Rescission and Annulment.

         If an Event of Default (other than an Event of Default with respect to the Company specified in Section 901(d) or (e)) occurs and is continuing, then, and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Notes (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), determined as set forth below, together with accrued interest thereon, to be due and payable immediately. If an Event of Default with respect to the Company specified in Section 901(d) or (e) occurs, all principal of, premium applicable to, and accrued interest on, the Notes shall be immediately due and payable on all then outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article IX, the Holders of a majority in aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may waive, on behalf of all Holders, a Default or an Event of Default if:

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (i)   all overdue interest on all then outstanding Notes;

               (ii) the principal of and premium, if any, applicable to any Notes which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Notes;

               (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and

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

               (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (b) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 913, including, if applicable, any Event of Default relating to the covenants contained in Section 903.

         Notwithstanding the previous sentence of this Section 902, no waiver shall be effective for any Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each then outstanding Note, unless all such affected Holders agree, in writing, to waive such Default or Event of Default. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 903. Collection of Indebtedness and Suits for Enforcement by Trustee.

         Company covenants that if:

         (a) a default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) a default is made in the payment of the principal of, or premium, if any, on any Note at the Maturity Date thereof, including the payment of the Offer Price on the Purchase Date, and the payment of the Change of Control Purchase Price on the Repurchase Date,

then, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, and premium, if any, and on any overdue interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements of the Trustee, its agents and counsel, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights,

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

whether for the specific enforcement of any covenant or agreement in this Indenture and any of the other Note Documents or in aid of the exercise of any power granted herein or therein or to enforce any other proper remedy.

         SECTION 904. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including:

         (a) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding;

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

         (c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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         SECTION 905. Trustee May Enforce Claims Without Possession of Notes.
All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of the compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, and the reserving by the Trustee of an amount sufficient, in the determination of the Trustee, to cover the reasonable expenses, disbursements and advances of the Trustee that may be incurred thereafter be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

         SECTION 906. Priorities. Any money collected by the Trustee pursuant to this Article IX, after reserving by the Trustee therefrom an amount sufficient, in the determination of the Trustee, to cover the reasonable expenses, disbursements and advances of the Trustee that may be, incurred thereafter, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to Section 607;

         SECOND: To the Holders in payment of the amounts then due and unpaid for principal of and premium, if any, and interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

         THIRD: To the Company or to such party as a court of competent jurisdiction shall allow, the remainder, if any.

         The Trustee may fix a record date and a payment date for any payment to Holders pursuant to this Section 906.

         SECTION 907. Limitation on Suits.

         No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder or any other Note Document, unless:

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of the then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

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

         (c) such Holder or Holders have offered and, if requested, provided to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the then outstanding Notes; and

         (f) it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any other Note Document, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 908. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on, such Note on the Maturity Dates of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of the Change of Control Purchase Price, on the applicable Repurchase Date, and in the case of a Proceeds Offer on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 909. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any other Note Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders, as the case may be, shall be restored severally and respectively to their former positions hereunder or therunder, as the case may be, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 910. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 207, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 911. Delay or Omission Not Waiver. No delay or omission by the

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Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article IX or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 912. Control by Holders.

         The Holder or Holders of a majority in aggregate principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, however, that the Trustee may refuse to follow any directions that:

         (a) conflicts with any rule of law or with this Indenture or any other Note Document;

         (b) the Trustee determines may be unduly prejudicial to the Holders not taking part in such direction; or

         (c) may involve the Trustee in personal liability unless the Trustee has received indemnification satisfactory to it, in its sole determination, against any loss or expense caused by its following such directions; and

         (d) provided, further, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 913. Waiver of Past Default. Subject to Section 908, the Holder or Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Notes, waive any past or existing Default or Event of Default hereunder and its consequences, except a continuing Default:

         (a) in the payment of the principal of, premium, if any, or interest on, any Note as specified in clauses (a) and (b) of Section 901; or

         (b) in respect of a covenant or provision hereof which, under Article IV, cannot be modified or amended without the consent of the Holder of each then outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair the exercise of any right arising therefrom.

         SECTION 914. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or any other Note Document, or in any suit against the Trustee for any action taken,

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

suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in aggregate principal amount of the then Outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium, if any, or interest on, any Note on or after the respective stated maturities expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

                                   ARTICLE X

                             SUPPLEMENTAL INDENTURES

         SECTION 1001. Supplemental Indentures Without Consent of Holders.

         Except as provided in this Section and Section 1002, this Indenture, the Notes, or the other Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and any existing default or compliance with any provision of this Indenture, the Notes, or the other Note Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

         Without notice to or the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend, waive or supplement this Indenture and the Notes and any other Note Documents and (if necessary) enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

               (i) to evidence the succession of another Person to the Company or any of its Restricted Subsidiaries and the assumption by any such successor of the covenants of the Company or any of its Restricted Subsidiaries contained herein or in the other Note Documents; or

               (ii) to add to the covenants of the Company or any of its Restricted Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any of its Restricted Subsidiaries; or

               (iii) to add any additional Events of Default; or

               (iv) to evidence and provide for the acceptance of appointment hereunder or any of the other Note Documents by a successor Trustee pursuant to the requirements of Section 612; or

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               (v)    to cure any ambiguity, to correct or supplement any
          provision herein that may be inconsistent with any other provision herein or in the other Note Documents, or to add any other provisions with respect to matters or questions arising under this Indenture or any of the other Note Documents; provided, that such action shall not adversely affect the interests of the Holders in any material respect; or

               (vi) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

               (vii) to change or eliminate any of the provisions herein or in the other Note Documents; provided, that any such change or elimination shall become effective only when there is not Outstanding any Note created prior to the execution of such amendment, waiver or supplemental indenture that is entitled to the benefit of such provision; or

               (viii) to comply with the requirements of the Commission adopted under the Trust Indenture Act in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

          SECTION 1002. Supplemental Indentures with Consent of Holders.

          Subject to Section 908, with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes evidenced by written act of said Holders delivered to the Company and the Trustee and without prior notice to any other Holder, the Company, when authorized by Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or any of the other Note Documents or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any of the other Note Documents or of modifying in any manner the rights of the Holders under this Indenture, the Notes or any of the other Note Documents, including, without limitation, releasing all or any portion of the Collateral. Subject to
Section 908, any provision of this Indenture, the Notes or any of the other Note Documents may be amended or supplemented or any existing default or compliance with any provision of this Indenture, the Notes or any of the other Note Documents may be waived with the consent of the Holder or Holders of a majority in principal amount of the then Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) and without prior notice to any other Holder. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

          (a) change the percentage of principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

          (b) reduce the rate of or extend the time for payment of interest on any Note;

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          (c) reduce the principal amount of any Note, or reduce the Change of
Control Purchase Price (as defined in Section 309) or the Section 413 Proceeds Offer or the Redemption Price;

          (d) change the Stated Maturity, Repurchase Date (as defined in Section 309(a)) or the Purchase Date (pursuant to a Net Proceeds Offer in accordance with Section 413, of any Note;

          (e) alter the redemption provisions of Article III or the terms or provisions of Section 413 or the terms or provisions of Section 309, in any case, in a manner adverse to any Holder;

          (f) make any changes in the provisions concerning waivers of Defaults or Events of Default or waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (g) make any changes in Sections 904, 905 or this third sentence of this Section 1002; or

          (h) make the principal of, or the interest on, any Note payable with anything or in any manner other than as provided for in this Indenture and the Notes as in effect on the Issue Date.

          It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Article X becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          After an amendment, supplement or waiver of this Indenture in accordance with the provisions described above becomes effective, it shall bind each Holder.

          In connection with any amendment, supplement or waiver under this
Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any amendment, supplement or waiver of this Indenture in accordance with the provisions described above. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such amendment, supplement or waiver, whether or not such Holders

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remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          SECTION 1003. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or any of the other Note Documents or otherwise.

          SECTION 1004. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 1005. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be required to be qualified under the TIA.

          SECTION 1006. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, replacement Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

          SECTION 1007. Notice of Supplemental Indentures. Reasonably promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 1002, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1205, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or effectiveness of any such amendment, supplement or waiver.

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          SECTION 1008. Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes.

                                   ARTICLE XI

                             COLLATERAL AND SECURITY

          SECTION 1101. Security Documents.

          The due and punctual payment of the principal of premium, if any, and interest on each of the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations, shall be secured as provided in the Security Documents.

          The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Note Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Note Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, take any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than Permitted Liens.

          Each Holder of a Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and indemnification of the Trustee) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee, with respect to each of the Security Documents to which it is a party to execute and deliver same, and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that upon qualification of this Indenture with the TIA, if any provision of the Intercreditor Agreement limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA shall control.

          The assets constituting "Collateral" on the Issue Date serve as collateral for the Notes.

          SECTION 1102. Possession, Use and Release of Collateral. Collateral shall be possessed or used in accordance with the Note Documents. In the event that the Company

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proposes to sell or otherwise dispose of Collateral, such sale or disposition shall be in accordance with the Note Documents.

           SECTION 1103. Authorization of Actions to be Taken by the Trustee Under the Note Documents. The Trustee may, but shall have no obligation to so do, in its sole discretion and without the consent of the Holders of the Notes, on behalf of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Note Documents and
(b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder and under the other Note Documents. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Note Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes or of the Trustee).

           SECTION 1104. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Note Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the other Note Documents to which it is a party.

           SECTION 1105. Release Upon Termination of the Company's Obligations.

           (a) If the Company delivers to the Trustee: (i) an Officers' Certificate certifying that this Indenture has been discharged pursuant to
Section 701 hereof or (ii) an Officers' Certificate pursuant to clause (g) of
Section 804 hereof, thereupon the Trustee shall deliver to the Company a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Note Documents, and, upon and after the receipt by the Company of such notice, the Trustee shall no longer be deemed to hold the Lien in the Collateral for the benefit of itself and the Holders.

           (b) Any release of Collateral made in compliance with this Section 1105 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Note Documents.

           SECTION 1106. Certain Dispositions of Collateral.

           (a) Notwithstanding the provisions of Section 413, so long as no Event of Default shall have occurred and be continuing, the Company may, without any requirement of release or consent by the Trustee:

                   (i) sell or otherwise dispose of Collateral not constituting an Asset Disposition by virtue of clause (b) of the definition of Asset Disposition contained in Section 413;

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                 (ii)    grant rights-of-way, easements and restrictions over or
           in respect of any real property which do not interfere in any material respect with the business of the Company or any of its Subsidiaries;

                 (iii) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; provided, however, that no change in the location of any such Collateral subject to the Lien of any of the Security Documents shall be made by the Company without giving 15 days' notice to the Trustee and which (1) removes such property into a jurisdiction in which any instrument required by law to preserve the Lien of any of the Security Documents on such property, including all necessary financing statements, has not been recorded, registered or filed in the manner by law to preserve the Lien of any of the Security Documents on such property, (2) does not comply with the terms of this Indenture and the Security Documents or (3) otherwise impairs the Lien of the Security Documents; or

                 (iv) demolish, dismantle, tear down or scrap any Collateral, or abandon any thereof other than land or interest in land (other than leases), if in the good faith opinion of the Board of Directors of the Company, such demolition, dismantling, tearing down, scrapping or abandonment is in the best interest of the Company and the fair market value and utility of the Collateral as an entirety, and the security for the Notes, will not be materially impaired thereby.

           (b) In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 1106 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall at the expense of the Company, as soon as practicable, execute such an instrument upon delivery to the Trustee of an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that no Event of Default has occurred and is continuing and that such property is property which by the provisions of this
Section 1106 may be sold, exchange or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee.

           SECTION 1107. Failure to Obtain Collateral. As of the Issue Date, the Company has not delivered to the Trustee all of the following: (i) mortgagee policies of title insurance (or endorsement thereto, as appropriate) in favor of the Trustee, issued by a nationally-recognized title insurance company, on certain of the Jorgensen Real Property that will be secured by a Mortgage (although the Company has provided either pro forma title insurance policies setting forth the contemplated form of the mortgagee policies of title insurance or title commitments for each real property), insuring the Mortgage as a first lien on the real property and interests covered thereby, (ii) certified perimeter surveys of the real property covered by each Mortgage by registered surveyors, bearing legal descriptions conforming exactly to those contained in the titled insurance policy referred to above and related matters and (iii) lien waivers and releases, executed and acknowledged by the lessors of property leased by the

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Company or its Subsidiaries, accompanied by an Officers' Certificate that such items are in acceptable form, which the Trustee is fully protected in relying upon. The Company will use reasonable commercial efforts to deliver such items to the Trustee after the Issue Date. If the Company is unable to deliver to the Trustee, within the time periods set forth below, mortgagee policies of title insurance, substantially identical to the pro forma title insurance policies or title commitments provided as of the Issue Date, or surveys for the Material Properties (each such policy of title insurance and survey, a "Collateral Document"), the following shall occur:

         (1) If the Collateral Documents have not been delivered within 60 days after the Issue Date, the interest on the Notes will increase by 0.25%.

         (2) If the Collateral Documents have not been delivered within 150 days after the Issue Date, the interest on the Notes will increase by an additional 0.25%.

         (3) If the Collateral Documents have not been delivered within 240 days after the Issue Date, the interest on the Notes will increase by an additional 0.25%; and

         (4) If the Collateral Documents have not been delivered within 330 days after the Issue Date, the interest on the Notes will increase by an additional 0.25%;

provided, that the increase in the interest on the Notes described above will not exceed 1%; and provided, further, that if the Collateral Documents are delivered at any time after the Issue Date, the interest on the Notes will return to the original interest rate of 9 3/4%.

                                   ARTICLE XII

                                  MISCELLANEOUS

                  SECTION 1201. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

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      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 1202. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon (x) a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous or (y) one or more certificates of public officials.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 1203. Acts of Holders.

      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

      (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a

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notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

      (b) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

      (c) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

      SECTION 1204. Notices, Etc., to Trustee and Company.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

      (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

      (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed,

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first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.

      SECTION 1205. Notice to Holders; Waiver.

      Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

      SECTION 1206. Effect of Headings, Table of Contents and Recitals.

      The Article and Section headings herein, the Table of Contents and the Recitals are for convenience only and shall not affect the construction hereof.

      SECTION 1207. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

      SECTION 1208. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 1209. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

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      SECTION 1210. Governing Law; Jury Trial Waiver.

      (a) This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York (including without limitation
Section 5-1401 of the New York General Obligations Law or any successor to such statute). The Trustee, the Company, and (by their acceptance of the Notes) the Holders, agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in the City of New York in any action or proceeding arising out of or relating to this Indenture or the Notes. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act that are required or deemed thereby to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

      (b) The Trustee and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with, this Indenture or any other Note Document, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Trustee or the Company and its Subsidiaries relating thereto. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Trustee and the Holders entering into this Indenture and each such other Note Document.

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     SECTION 1211. Legal Holidays. A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York City are not required to be open. In any case where any Interest Payment Date, Special Record Date, Redemption Date, Repurchase Date, Purchase Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, or premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Special Record Date, Redemption Date, Repurchase Date, Purchase Date or Stated Maturity provided that no interest shall accrue for the period from and after such Interest Payment Date, Special Record Date, Redemption Date, Repurchase Date, Purchase Date or Stated Maturity, as the case may be.

     SECTION 1212. No Recourse Against Others. No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, controlling person of the Company or of a Subsidiary of the Company or of any successor Person of the Company or of a Subsidiary of the Company. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

     SECTION 1213. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     SECTION 1214. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                                EARLE M. JORGENSEN COMPANY

                                                By______________________________
                                                  Title:

Attest:_____________________________
  Title:

                                                THE BANK OF NEW YORK

                                                By______________________________
                                                  Title:

Attest:_____________________________
  Title:

                                                                       EXHIBIT A

                    (Form of Face of Note and Series B Note)

                           EARLE M. JORGENSEN COMPANY

               [Series B]/1/ 9 3/4% Senior Secured Notes due 2012

No._____                                                            $250,000,000
                                                                   CUSIP No.____

      Earle M. Jorgensen Company, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of 250,000,000 Dollars on May 22, 2012 at the office or agency of the Company referred to below, and to pay interest thereon on December 1, 2002 and semi-annually thereafter, on June 1 and December 1 in each year, from December 1, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date on which payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and premium, if any, on and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

________________________________
/1/   Include only for Series B Notes

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

   Dated:  May 22, 2002                      EARLE M. JORGENSEN COMPANY

                                             By_________________________________
Attest:                                        Title:

__________________________
Authorized Signature

                            (Form of Reverse of Note)

      This Note is one of a duly authorized issue of securities of the Company designated as its 9 3/4% [Series B]/2/ Senior Secured Notes due 2012 (herein called the "Notes"), limited (except as described below and otherwise as provided in the Indenture referred to below) in aggregate principal of $250,000,000, that may be issued under a Senior Secured Notes Indenture (herein called the "Indenture") dated as of May 22, 2002 between the Company and The Bank of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The interest rate on the Notes is subject to change in accordance with Section 1107 of the Indenture.

      Subject to compliance by the Company with Section 410 of the Indenture, the Company may, without the consent of the Holders, issue more notes under the Indenture on the same terms and conditions with the same CUSIP and/or other similar numbers as this Note in an unlimited principal amount (the "Additional Notes"); provided, however, that (i) not less than 75% of the net proceeds from any such issuance shall be invested in additional Collateral (as defined in the Indenture), and (ii) as of the issue date for the Additional Notes, the Company shall, and shall have caused each Restricted Subsidiary to perform at their sole cost and expense any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required in order to grant valid and perfected first-priority Liens (as defined in the Indenture) to the Trustee for the benefit of the Holders of the Notes on such additional Collateral. Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same series as the initial Notes) for all purposes of the Indenture.

      The Company, at its option, may redeem the Notes as a whole, or from time to time in part, on or after June 1, 2007, at the redemption prices (expressed as a percentage of the principal amount thereof) set forth below (in each case together with accrued and unpaid interest, if any, up to the Redemption Date):

         If redeemed during the 12-month
                  period beginning June 1,                  Redemption Price
                  2007 ..................                           104.875%
                  2008 ..................                           103.250%
                  2009 ..................                           101.625%
                  2010 and thereafter ...                           100.000%

________________________________
/2/   Include only for Series B Notes

      Notwithstanding the foregoing, prior to June 1, 2005, the Company may redeem from time to time up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price equal to 109.75% of the principal amount thereof, plus accrued and unpaid interest, if any to the redemption date, with the net proceeds of a public offering of common stock by the Company (or of Holding to the extent such net proceeds are contributed as a capital contribution in exchange for common stock of the Company); provided, that at least 65% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after such redemption.

      Upon the occurrence of a Change of Control (the "Change of Control Date"), each Holder shall have the right, at such Holder's option, to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), plus accrued and unpaid interest, if any, to the date of repurchase.

      The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated May 17, 2002 among the Company and the Initial Purchasers named therein (the "Registration Rights Agreement"). The Registration Rights Agreement will provide that (i) if the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 90th day after the Closing Date, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day after the Closing Date, (iii) if the Exchange Offer is not consummated on or before the 30th calendar day after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file the Shelf Registration Statement and the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 90th day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 150th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities, without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each, a "Registration Default"), the Company agrees to pay each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") such that interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum (the "Additional Interest Rate") for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 2.0% per annum.

      In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          All accrued Liquidated Damages shall be paid by the Company to Holders entitled thereto by wire transfer to the accounts specified by them or by mailing checks to their registered address if no such accounts have been specified.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture defines an Event of Default as being: (a) a default in the payment of any installment of interest upon any of the Notes as and when the same becomes due and payable, and continuance of such default for a period of 30 days; (b) a default in the payment of all or any part of the principal of (or premium, if any, on), the Notes when and as the same become due and payable at maturity, redemption, by declaration or otherwise, including payment of the Change of Control Purchase Price (as defined in Section 309 of the Indenture) in accordance with the Indenture; (c) failure by the Company to duly observe, perform or comply with any material covenant or agreement contained in the Notes or in the Indenture which failure continues for a period of 60 days after written notice specifying such failure stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding;
(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law affecting creditors' rights now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of the property of the Company or any Material Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Material Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (e) the Company or any Material Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law affecting creditors' rights now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of the property of the Company or any Material Subsidiary, or the Company or any Material Subsidiary shall make any general assignment for the benefit of creditors; (f) (i) a default which extends beyond any stated period of grace applicable thereto, excluding any extension thereof, under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Restricted Subsidiaries, whether now existing or hereafter created, aggregating in principal amount in excess of $10,000,000 at any one time, if as a result of such event of default the maturity of such Indebtedness has been accelerated prior to its final stated maturity, or (ii) failure to pay such Indebtedness, aggregating in principal amount in excess of $10,000,000 at any one time, at its final stated maturity; or (g) any representation or warranty of the Company in any Note Document with respect to any material portion of the Collateral shall have been untrue in any material respect when made, and the same is not able to be cured, or is not cured or waived within 60 days after written notice is given to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes; (h) any Note Document with respect to Collateral having a fair market value in excess of $1,500,000 shall be held to be unenforceable or invalid by a court of competent jurisdiction (and such holding remains undischarged or unstayed for a period of 30 days) or otherwise ceases to be in effect (except as otherwise permitted by the Indenture or the Note Documents), or the Company shall deny or disaffirm its obligations under any Note Document or the Notes, or the Notes shall fail to be secured by any theretofore perfected security interest in the Collateral having a fair market value in excess of $1,500,000 (except as otherwise permitted by the Indenture or the Note Documents), which in each circumstance continues for a period of 60 days after written notice is given to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding, which breach has not been cured by any applicable cure period specified in the Note Documents; or (i) the rendering of final judgments not covered by insurance (which coverage shall be in full force and effect) for the payment of money in an amount equal to or greater than, in the case of any one such judgment $5,000,000, and, in the case of all such judgments $7,500,000, against the Company or any of its Restricted Subsidiaries by a court of competent jurisdiction which are not stayed, satisfied, vacated or discharged within 60 days after such judgments become final and nonappealable.

          If an Event of Default (other than an Event of Default with respect to the Company described in clause (d) of the preceding paragraph), shall occur and be continuing then, and in every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Notes, by notice in writing to the Company (and to the Trustee if given by Holders), may declare all of the principal of the Notes (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), together with accrued interest thereon to be due and payable immediately. If an Event of Default with respect to the Company specified in clause (d) above occurs, all principal of, premium applicable to, and accrued interest on, all then outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          No recourse for the payment of the principal of, or premium, if any, or interest on, any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee, controlling person of the Company or of a Subsidiary of the Company or of any successor Person of the Company or of a Subsidiary of the Company. Each Holder by accepting a Note waives and releases all such liability, and such waiver and release is part of the consideration for the issuance of the Notes.

          The Indenture and this Note shall be governed by, and construed in accordance with, the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof). The Trustee, the Company, and (by their acceptance of the Notes) the Holders agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the Borough of Manhattan, in the City of New York, in any action or proceeding arising out of or relating to the Indenture of this Note.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Earle M. Jorgensen Company, 3050 East Birch Street, Brea, CA 92621, Attention: Chief Financial Officer.

                                                                       EXHIBIT B

                (Form of Trustee's Certificate of Authentication)

          The Trustee's certificate of authentication shall be in substantially the following form:

          TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          Dated: ____________________

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                                  THE BANK OF NEW YORK,
                                                    as Trustee


                                                  By: __________________________
                                                      Authorized Signatory

                                                                       EXHIBIT C

                     (Form of Transfer Notice for the Notes)

          FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.


                   [THE FOLLOWING PROVISION TO BE INCLUDED ON
                  ALL CERTIFICATES REPRESENTING INITIAL NOTES]


          In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or May 22, 2004; i.e., the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                    Check One

     [_]     this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.


                                       or


     [_]     this Note is being transferred other than in accordance with (a)
above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 213 and 214 of the Indenture shall have been satisfied.

Date:

                                                     NOTICE: The signature to
                                                     this assignment must
                                                     correspond with the name as
                                                     written upon the face of
                                                     the within-mentioned
                                                     instrument in every
                                                     particular, without
                                                     alteration or any change
                                                     whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                                     NOTICE: To be executed by
                                                     an executive officer

           [THE FOLLOWING PROVISIONS SHALL APPLY TO ALL OF THE NOTES]
                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 309 or Section 413 of the Indenture, check the Box: 9

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 309 or Section 413 of the Indenture, state the amount (in original principal amount) below:


                             $_____________________.

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT D

                            Regulation S Certificate

To:      The Bank of New York
         101 Barclay Street
         New York, New York 10286

         Attention: Corporate Trust Division - Corporate Finance Unit

         Re:  Earle M. Jorgensen Company (the "Company")
              9 3/4% Senior Secured Notes due 2012  (the "Notes")

Ladies and Gentlemen:

              In connection with our proposed sale of $1,565,000 aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

              1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

              2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

              3 Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

              4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

              5. If we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                   Very truly yours,

                                                   [NAME OF SELLER]

By:_______________________________________
                                                   Name:
                                                   Title:
                                                   Address:

Date of this Certificate:  ____________, 20__

                                                                       EXHIBIT E

                              Rule 144A Certificate

To:   The Bank of New York
      101 Barclay Street
      New York, New York 10286

      Attention: Corporate Trust Division - Corporate Finance Unit

      Re:   Earle M. Jorgensen Company (the "Company")
            9 3/4% Senior Secured Notes due 2012 (the "Notes")

Ladies and Gentlemen:

            In connection with our proposed purchase of $248,435,000 aggregate principal amount of Notes, we confirm that such purchase has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

            You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                 Very truly yours,

                                                 [NAME OF PURCHASER]


                                                 By:__________________________
                                                    Name:
                                                    Title:
                                                    Address:

Date of this Certificate:  ____________, 20__

                                                                      Schedule I

                              Designated Equipment

1. One Frazier Rack System, including all pans used with the rack system, currently located in Bay 7 of the Chicago facility.

2. Four Raymond Side Loaders, currently used in connection with Bay 7 of the Chicago facility.

3.    Two Raymond Order Pickers, currently used in connection with Bay 7.

4.    Bay 6: West Braner (1/2 conveyor line).

5.    Bay 6: East Braner (1/2 conveyor line).

6. Rack System, including all pans used with the rack system, currently located in Bay 6.

7. Four Raymond Side Loaders, currently used in connection with Bay 6 of the Chicago facility.

8.    Bay 5: West 12' Braner.

9.    Bay 5: Center 12' Braner.

10. Four Raymond Side Loaders, currently used in connection with Bay 5 of the Chicago facility.

11. Two Raymond Order Pickers, currently used in connection with Bay 5 of the Chicago facility.

12.   Bay 8: Braner.

13. Rack System, including all pans used with the rack system, currently located in Bay 8 of the Chicago facility.

14. Thirteen Raymond Side Loaders, currently used in connection with Bay 8 of the Chicago facility.

                                       I-1